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                                 Execution Copy

                                                                    Exhibit 10.1

                           FIRST AMENDED AND RESTATED
                CATASTROPHE EQUITY SECURITIES ISSUANCE OPTION AND
                          REINSURANCE OPTION AGREEMENT

     This First Amended and Restated Catastrophe Equity Securities Issuance Option and Reinsurance Option Agreement (this "Agreement") is entered into as of May 7, 2002 between Horace Mann Educators Corporation, a Delaware corporation ("HM") and the option writers listed in Exhibit A attached hereto (referred to herein as "Option Writer" and "Reinsurance Option Writer").

                                    RECITALS

     WHEREAS, HM is an insurance holding company with certain subsidiaries which insure life and property/casualty risks;

     WHEREAS, Reinsurance Option Writer is a reinsurance company in the business of reinsuring certain property/casualty insurance risks;

     WHEREAS, HM, Option Writer and Reinsurance Option Writer have previously entered into an agreement under which, during a specified time period, HM will have (i) the option (the "Securities Issuance Option", as defined in Section 1.35) to require Option Writer to purchase shares of HM preferred stock (the "Preferred Shares", as defined in Section 1.26), or (ii) the right (the "Quota Share Reinsurance Right", as defined in Section 1.29) to require Reinsurance Option Writer to participate in a ten percent (10%) quota share reinsurance treaty on the terms set forth in the attached Schedule 1.29, in each case in the event that HM incurs a Qualifying Catastrophic Event (as defined in Section 1.28); and

     WHEREAS, HM, Option Writer and Reinsurance Option Writer desire to amend and restate their agreement with respect to the Securities Issuance Option and the Quota Share Reinsurance Right on the terms and conditions set forth below;

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, HM and Option Writer agree as follows:

                                    AGREEMENT

     1. Definitions. Terms used in this Agreement shall have the respective meanings ascribed to them below.

          1.1 "Agreement Year" means the period beginning at 12:00 A.M. Central Time on the Effective Date and ending at 12:00 A.M. Central Time on the one year anniversary of the Effective Date, and each subsequent one (1) year period, during the Exposure Period.

          1.2  "Annual Reports" has the meaning assigned thereto in Section 3.9.

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          1.3  "Annual Statement" means the annual statement required by statute to be prepared by an insurance company and submitted to the department of insurance in its state of domicile.

          1.4 "Attachment Point" means (i) with respect to a single Event, US$75,000,000 and (ii) with respect to multiple Events, US$210,000,000; provided, however, at the beginning of each Agreement Year, starting on the one year anniversary of the Effective Date, the Attachment Point shall be increased by a dollar amount equal to the result obtained by multiplying (x) the percentage increase, if any, in excess of five percent (5%), in the number of property units insured by the HM Insurance Subsidiaries in the calendar year immediately preceding the relevant Agreement Year, compared to the calendar year second preceding the relevant Agreement Year times (y) the Attachment Point then in effect. The number of property units insured by the HM Insurance Subsidiaries in calendar year 2001 was 283,411.

          1.5 "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or Zurich, Switzerland are not required to be open.

          1.6 "Certificate of Designations" means the Certificate of Designations for the Preferred Shares, substantially in the form attached as
Schedule 1.6, to be adopted by the Board of Directors of HM and filed with the Secretary of State of Delaware in accordance with Section 151 of the Delaware General Corporation Law of 1953, as amended.

          1.7 "Change of Control" means, with respect to HM, (i) the acquisition of ownership by any Person or "group" within the meaning of Sections 13(d) and 13(g) of the Exchange Act required to file a Schedule 13D under the Exchange Act (other than a Person or "group" owning greater than 20% and less than 50% of the voting power of the capital stock of HM that otherwise meets the requirements of a Person or "group" eligible to file a Schedule 13G in lieu of a
Schedule 13D) of greater than 30% of the voting power of the capital stock of HM (whether by sale or other transfer of capital stock, merger, consolidation or other reorganization or means, including a reorganization under bankruptcy or insolvency laws) or (ii) the consummation of a sale, transfer or other disposition of greater than 30% of the assets of HM (determined on a combined and consolidated fair market value basis) in one or a series of related transactions to any Person that is not an affiliate of HM.

          1.8  "Effective Date" means May 8, 2002.

          1.9 "Event" means a "loss occurrence" as defined in the Property Catastrophe Reinsurance agreements, a copy of which definition is attached as
Schedule 1.9; provided, however, that such definition shall not be materially changed or amended without the prior written consent of Option Writer, which consent shall not be unreasonably withheld.

          1.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

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          1.11 "Exercise Date" means the date of purchase and sale of Preferred
Shares pursuant to an exercise of the Securities Issuance Option which date shall be specified in the Notice of Exercise and shall, subject to the proviso set forth below, be the later of forty-five (45) days following delivery of a Notice of Exercise or ten (10) Business Days following receipt of all necessary insurance regulatory approvals (including without limitation, any Form A approvals required for the issuance and sale of the Preferred Shares), provided that the Exercise Date shall not be later than the one hundred eightieth (180th) day after the date of delivery of the Notice of Exercise, or such later date, if any, resulting from alternative dispute resolution under Section 8, which date shall be ten (10) Business Days after the rendering of a final decision pursuant to Section 8.

          1.12 "Exercise Term" means (a) with respect to a single Event, the one
(1) year period commencing upon the occurrence of a Qualifying Catastrophic Event and ending at 12:00 A.M. Central Time on the first anniversary of such occurrence during which HM has the right to exercise the Option, or (b) with respect to multiple Events, the period commencing upon the occurrence of a Qualifying Catastrophic Event and ending at 12:00 A.M. Central Time on the anniversary of the Effective Date next following the end of the Agreement Year during which such Qualifying Catastrophic Event occurs during which HM has the right to exercise the Option.

          1.13 "Exposure Period" means the period beginning at 12:00 A.M. Central Time on the Effective Date and ending at 12:00 A.M. Central Time on the three year anniversary of the Effective Date.

          1.14 "GAAP" means United States generally accepted accounting principles, consistently applied.

          1.15 "HM" means Horace Mann Educators Corporation, a Delaware corporation.

          1.16 "HM Common Stock" means the common stock of HM, par value US$0.001 per share.

          1.17 "HM Insurance Subsidiaries" means Horace Mann Insurance Company, an insurance company formed under the laws of Illinois; Horace Mann Property & Casualty Insurance Company f/k/a Allegiance Insurance Company, an insurance company formed under the laws of California; Teachers Insurance Company, an insurance company formed under the laws of Illinois; Horace Mann Life Insurance Company, an insurance company formed under the laws of Illinois; Allegiance Life Insurance Company, an insurance company formed under the laws of Illinois; Educators Life Insurance Company of America, an insurance company formed under the laws of Arizona; Horace Mann Lloyds, a Lloyds plan formed under the laws of Texas; and such other insurance company subsidiaries of HM as may be agreed in writing between HM and Option Writer.

          1.18 "Notice of Exercise" means the written notice of HM's intent to exercise the Securities Issuance Option as described in Section 2.3.

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          1.19 "Notice of Objection" means Option Writer's written notice of objection to a Notice of Exercise, as described in Section 2.3.

          1.20 "Option" means the right described in Section 2.1.

          1.21 "Option Fee" means the amounts to be paid by HM to Option Writer as consideration for the Option, on the dates set forth in Section 2.1, in each case equal to 1.25% of (i) US$75,000,000, less (ii) the Original Value of all Preferred Shares purchased pursuant to exercise of the Securities Issuance Option; provided, however, that if at the time the Option Fee is due, HM's S&P Rating is below A+, the percentage used to calculate the Option Fee shall be adjusted as follows:

          HM S&P Rating                      Percentage Used to Calculate

               A                                          1.3%
               A-                                         1.45%
               BBB+                                       1.75%
               BBB                                        2.25%.

          1.22 "Original Value" means the Preferred Share Purchase Price for each Preferred Share, as proportionally adjusted for all stock splits, stock dividends, and any other subdivisions, combinations, reclassifications, or recapitalizations affecting the Preferred Shares.

          1.23 "Option Writer" and "Reinsurance Option Writer" shall mean the respective entities listed on Exhibit A.

          1.24 "Person" shall mean any individual, partnership, joint venture, corporation, limited liability company, association, joint stock company, trust or unincorporated organization or association, or a government or any department or agency or political subdivision thereof.

          1.25 "Preferred Share Purchase Price" means US$1,000 per Preferred Share payable by Option Writer to HM as set forth in Section 2.3.

          1.26 "Preferred Shares" means the Series A Cumulative Convertible Preferred Stock of HM described in the Certificate of Designations, par value US$0.001 per share.

          1.27 "Property Catastrophe Reinsurance" means the property catastrophe reinsurance maintained by the HM Insurance Subsidiaries as described in Section 5.8.

          1.28 "Qualifying Catastrophic Event" means (a) with respect to a single Event, any single Event taking place during an Agreement Year from which HM incurs an Ultimate Loss in an amount greater than the Attachment Point, or
(b) with respect to multiple Events taking place during an Agreement Year, multiple Events from which HM incurs an Ultimate Loss in the aggregate from such Events in an amount greater than the Attachment Point. A

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single Event that takes place during the Exposure Period but which has not developed into a Qualifying Catastrophic Event prior to the first anniversary of such Event shall not constitute a Qualifying Catastrophic Event for purposes of this Agreement. A single Event that takes place during the Exposure Period and which develops into a Qualifying Catastrophic Event prior to the first anniversary of such Event, but after expiration of the Exposure Period, shall constitute a Qualifying Catastrophic Event for purposes of this Agreement. Multiple Events that have taken place during any Agreement Year within the Exposure Period but which have not developed into a Qualifying Catastrophic Event prior to the end of six (6) months after the end of such Agreement Year shall not constitute a Qualifying Catastrophic Event for purposes of this Agreement. Multiple Events that have taken place during any Agreement Year within the Exposure Period and which develop into a Qualifying Catastrophic Event prior to the end of six (6) months after the end of such Agreement Year shall constitute a Qualifying Catastrophic Event for purposes of this Agreement.

          1.29 "Quota Share Reinsurance Right" means HM's right, but not obligation, to bind Reinsurance Option Writer to participate in a ten percent (10%) quota share reinsurance treaty (the "Treaty") on the terms set forth in the attached Schedule 1.29.

          1.30 "Registration Rights Agreement" means the Registration Rights Agreement between HM and Option Writer in the form attached hereto as Schedule 1.30.

          1.31 "S&P Rating" means the financial strength rating (or, with respect to Option Writer, the counterparty rating), as published from time to time, by the Standard & Poor's Division of The McGraw-Hill Companies or any successor.

          1.32 "SAP" means statutory accounting principles, consistently applied.

          1.33 "SEC" means the United States Securities and Exchange Commission.

          1.34 "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

          1.35 "Securities Issuance Option" means HM's option to obligate Option Writer to purchase Preferred Shares with an Original Value of up to US$75,000,000, subject to the terms and conditions set forth in this Agreement.

          1.36 "Transaction Agreements" means this Agreement, its schedules and exhibits, the Registration Rights Agreement, the Treaty and the Certificate of Designations.

          1.37 "Ultimate Loss" means the actual direct losses (including the paid loss, all reserves for unpaid losses, and coinsurance paid by the HM Insurance Subsidiaries) incurred by the HM Insurance Subsidiaries from an Event or multiple Events during the applicable Agreement Year, without accounting for the Property Catastrophe Reinsurance in place at the time such Event or Events took place, but after accounting for all other reinsurance. A loss shall not be included in the calculation of Ultimate Loss for more than one Qualifying Catastrophic Event.

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     2.   Securities Issuance Option and Quota Share Reinsurance Right.

          2.1 Option Fee. To acquire the right (the "Option") to exercise (a) the Securities Issuance Option during the Exercise Term with respect to a Qualifying Catastrophic Event or (b) the Quota Share Reinsurance Right, all on the terms contained herein, HM shall pay to Option Writer an Option Fee (the "Option Fee") for each Agreement Year. The first Option Fee payment shall be delivered on the Effective Date for the year commencing on the Effective Date), and subsequent Option Fee payments shall be delivered on each anniversary of the Effective Date (or the next following Business Day) within the Exposure Period. In consideration of the payment of the Option Fee, Option Writer hereby grants to HM the right to exercise the Option on the terms set forth in this Agreement.

          2.2 Exercise Rights. HM shall have the right to exercise the Securities Issuance Option subject to the following limitations:

               a. The first exercise of the Securities Issuance Option must be made with respect to a number of Preferred Shares having a minimum aggregate Original Value of US$25,000,000, and may only be made in integral multiples of US$1,000,000 above such minimum amount; provided, however, HM shall be entitled to exercise the Securities Issuance Option in an amount in excess of US$37,500,000 only if gross losses resulting from a single Event are greater than US$105,000,000.

               b. The second or any subsequent exercise of the Securities Issuance Option must be made with respect to a number of Preferred Shares having a minimum aggregate Original Value of US$5,000,000, and may only be made in integral multiples of US$1,000,000 above such minimum amount.

               c. In no event shall the Preferred Shares issued pursuant to all exercises of the Securities Issuance Option have an aggregate Original Value in excess of US$75,000,000.

               d. In no event shall HM exercise the Securities Issuance Option more than one time (i) per Qualifying Catastrophic Event resulting from any single Event, (ii) per Qualifying Catastrophic Event resulting from multiple Events occurring during any one (1) Agreement Year or (iii) with respect to any one Agreement Year (regardless of the number of Qualifying Catastrophic Events occurring during such Agreement Year).

          2.3 Method of Exercise. In the event that HM desires to exercise the Securities Issuance Option with respect to a Qualifying Catastrophic Event, HM shall provide written notice to Option Writer during the Exercise Term of its intent to exercise the Securities Issuance Option (a "Notice of Exercise"), together with such information as may be necessary to evidence the satisfaction by HM of, or the ability of HM to satisfy prior to delivery of Preferred Shares, the conditions to exercise set forth in Article 5. The Notice of Exercise shall specify the number of Preferred Shares to be issued pursuant to the exercise of the Securities Issuance Option, the aggregate Preferred Share Purchase Price payable for such Preferred Shares based on

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Original Value and the proposed Exercise Date and, with respect to the applicable Qualifying Catastrophic Event, the amount of the Ultimate Loss relating to such Qualifying Catastrophic Event, including the amount of (i) paid losses, (ii) losses reported but not yet paid and (iii) losses incurred but not yet then reported, including assumptions underlying the calculation of item
(iii). Option Writer shall have until the end of the forty-five (45) day period following delivery of the Notice of Exercise in accordance with Section 10.2 to investigate whether the conditions to exercise of the Securities Issuance Option have been satisfied and shall, by the end of such 45 day period, either issue a Notice of Objection (hereinafter defined) or state its intent not to issue a Notice of Objection based on its investigation theretofore conducted; provided, however, that if the Exercise Date is extended for more than an additional forty-five (45) days (beyond the initial forty-five (45) day notice period) for any reason, Option Writer shall have a period of ten (10) business days to update its investigation, which ten (10) business day period shall commence on the date that is the later of (a) the date that HM certifies to Option Writer that all conditions to exercise of the Securities Issuance Option set forth in
Article 5 hereof shall have been satisfied or (b) the 45th day immediately preceding the actual Exercise Date. In connection with such investigation, HM shall provide Option Writer, or its designated agent, reasonable access to its loss records relating to the Qualifying Catastrophic Event in question (including, without limitation, policy files, claim files and loss and loss reserve files or information), during normal business hours, in order to allow Option Writer to undertake such investigation. In the event that Option Writer determines that the conditions to exercise of the Securities Issuance Option set forth in Article 5 have been satisfied, or such is determined pursuant to
Article 8, Option Writer shall deliver, on the Exercise Date (or the next following Business Day if the Exercise Date is not a Business Day), by wire transfer of immediately available funds, in U.S. dollars, the aggregate Preferred Share Purchase Price specified in the Notice of Exercise, against the delivery by HM of the corresponding number of Preferred Shares. In the event that Option Writer determines that the conditions for exercise of the Securities Issuance Option have not been met, Option Writer shall deliver a written notice of objection to exercise of the Securities Issuance Option (the "Notice of Objection") to HM within such forty-five (45) day period or the ten (10) business day update period described above, as applicable. Such Notice of Objection shall specify in reasonable detail the reason(s) for Option Writer's objection to the exercise of the Securities Issuance Option. If, within twenty
(20) days following delivery of the Notice of Objection to HM, HM and Option Writer cannot reach an agreement regarding the exercise of the Securities Issuance Option, their dispute shall be submitted to dispute resolution in accordance with Article 8 below. If Option Writer has not delivered a Notice of Objection to HM or a Notice of Objection has been resolved in HM's favor, Option Writer and HM shall cooperate and shall use their commercially reasonable efforts to cause the conditions listed in Section 5.5 which involve obligations of Option Writer or HM, as applicable, to be satisfied as soon as reasonably practicable, including without limitation making any Form A filings required under applicable state insurance laws, rules and regulations.

          2.4 Quota Share Exercise. If HM has satisfied all conditions to exercise of the Securities Issuance Option other than those contained in Sections 5.9 and 5.12, HM may elect, as an alternative to such exercise, on one occasion and prior to the issuance of any Preferred Shares pursuant to Section 2.3, to exercise the Quota Share Reinsurance Right. In such a case, HM shall provide written notice to Reinsurance Option Writer during the Exercise Term of its intent to exercise the Quota Share Reinsurance Right, which shall contain the same information as a

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Notice of Exercise other than information regarding Preferred Shares. Following delivery of that notice in accordance with Section 10.2, the procedures for Reinsurance Option Writer to object to that notice and for resolution of that objection shall be consistent with those set forth above in Section 2.3. If Reinsurance Option Writer has not objected to such an exercise or such an objection has been resolved in HM's favor, Reinsurance Option Writer and HM shall cooperate and shall use their commercially reasonable efforts to cause the conditions listed in Section 5.5 which involve obligations of Reinsurance Option Writer or HM, as applicable, to be satisfied as soon as reasonably practicable. Any election by HM to exercise the Quota Share Reinsurance Right shall terminate the obligation of Reinsurance Option Writer to purchase Preferred Shares pursuant to this Agreement.

     3. Representations and Warranties of HM. HM, on its behalf and on behalf of each of the HM Insurance Subsidiaries, represents and warrants to Option Writer and Reinsurance Option Writer (which representations and warranties shall be deemed to be repeated by HM on each Exercise Date and which representations and warranties shall be deemed to include any certification made by any officer of HM pursuant to the terms of this Agreement) as follows:

          3.1 Existence and Qualifications of HM. Each of HM and the HM Insurance Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each of HM and the HM Insurance Subsidiaries has the full corporate power and authority to conduct its business as currently being conducted and to execute and deliver the Transaction Agreements to which it is a party, and to perform its obligations under, and to consummate the transactions contemplated by, the Transaction Agreements to which it is a party, including, without limitation, the delivery of the Preferred Shares pursuant to the exercise of the Securities Issuance Option.

          3.2 No Violation or Conflict. The execution and delivery of the Transaction Agreements to which it is a party by HM, and the performance of HM under such Transaction Agreements, will not be in violation or conflict with any applicable law, any provision of HM's or HM's Insurance Subsidiaries' organizational documents or any order or judgment of any court or other government agency applicable to HM or any of its assets or subsidiary or affiliated companies, to the extent that any such order or judgment would have a material adverse effect on the rights and privileges of Option Writer under this Agreement, or any contractual restriction binding upon or affecting HM or any of its assets or subsidiary or affiliated companies. HM and the HM Subsidiaries, as applicable, have complied, in all material respects, with all representations, warranties, covenants and agreements contained in any Transaction Agreements.

          3.3 Consents. All governmental and other consents that are required to have been obtained by HM with respect to the execution and delivery of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

          3.4 Binding Obligations. The execution of the Transaction Agreements to which it is a party has been duly authorized by all necessary corporate action of HM, and such Transaction Agreements (a) have been duly executed and delivered by HM, (b) constitute legal,

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valid and binding obligations of HM and (c) are enforceable against HM in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application).

          3.5 Absence of Litigation. There is not pending or, to its knowledge, threatened against HM or any of its subsidiaries or affiliates, any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator or mediator that would reasonably be expected to materially and adversely affect the legality, validity and enforceability of the Transaction Agreements against HM or materially adversely affect the financial condition of HM or any of the HM Insurance Subsidiaries.

          3.6 Preferred Shares. HM has, or will have as of the applicable Exercise Date, 75,000 authorized Preferred Shares, and such Preferred Shares, when issued pursuant to the exercise of the Securities Issuance Option, shall, upon delivery of payment therefor, be validly issued, fully paid and non-assessable. Upon issuance pursuant to this Agreement, the Preferred Shares shall be free and clear of any lien, encumbrance or other restriction (other than as set forth in the Transaction Agreements), and upon delivery of and payment for the Preferred Shares as provided in this Agreement, Option Writer will acquire good title to the Preferred Shares purchased under this Agreement, free and clear of any lien, encumbrance or other restriction (other than as set forth in the Transaction Agreements).

          3.7 HM Common Stock. The shares of HM Common Stock into which the Preferred Shares may be converted, as set forth in the Certificate of Designations, shall, upon issuance pursuant to such conversion, be validly issued, fully paid and non-assessable. Such shares of HM Common Stock shall be free and clear of any lien, encumbrance or other restriction (other than as set forth in the Transaction Agreements), and upon conversion as provided in the Certificate of Designations, Option Writer will acquire good title to the requisite number of shares of HM Common Stock, free and clear of any lien, encumbrance or other restriction (other than as set forth in the Transaction Agreements). Such shares of HM Common Stock shall be subject to the Registration Rights Agreement.

          3.8 Options or Other Rights. Except for this Agreement, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from HM any authorized but unissued, unauthorized or treasury shares of the Preferred Shares.

          3.9 Financial Statements. Option Writer has had access to true and complete copies of (a) the Annual Statements of the HM Insurance Subsidiaries containing audited balance sheets as of December 31, 2000 and 2001 and statements of earnings for the years ended December 31, 2000 and 2001, and (b) the Annual Report on Form 10-K and Annual Report to Shareholders of HM for the year ended December 31, 2001 (collectively, the "Annual Reports"). The Annual Statements have been prepared in accordance with SAP and the Annual Reports have been prepared in accordance with GAAP, and both the Annual Statements and the Annual Reports present fairly in all material respects the financial position of HM and/or the HM

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Insurance Subsidiaries, and the results of their respective operations, as of the dates indicated and for the periods then ended.

          3.10 Licenses and Permits. HM and the HM Insurance Subsidiaries have all requisite licenses, permits and authority (collectively, "Licenses") that are necessary for the conduct of their respective insurance and other businesses, if any, such Licenses are in full force and effect and no proceeding is pending or threatened to suspend, revoke or limit any License which is material to the operations of any such insurance company.

          3.11 Regulatory Filings. All previous regulatory filings by HM with the SEC and applicable insurance regulatory authorities, at the time of filing,
(a) in the case of filings with the SEC, did not contain any material misstatements or omissions, and (b) in the case of filings with applicable insurance regulatory authorities, were appropriately responsive to, and in compliance with, the insurance regulatory requirements in all material respects. All previous regulatory filings by the HM Insurance Subsidiaries with applicable insurance regulatory authorities were, at the time of filing, appropriately responsive to, and in compliance with, the insurance regulatory requirements in all material respects.

          3.12 No Insolvency or Bankruptcy. Neither HM nor any HM Insurance Subsidiary (a) is the subject of any voluntary or involuntary petition under any bankruptcy, insolvency or similar law affecting creditors generally, (b) is the subject of any liquidation, transformation or rehabilitation proceeding or (c) has had a receiver or similar person or entity appointed for any of its property.

          3.13 1934 Act Compliance. HM's most recent Annual Report filed on Form 10-K and its Quarterly Reports filed on Form 10-Q and any Current Reports filed on Form 8-K filed after the date of such Form 10-K, at the time they were filed with the SEC and as of the Effective Date, complied and comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC under the Exchange Act and, at the Effective Date, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4. Representations and Warranties of Option Writer. Each of Option Writer and Reinsurance Option Writer, severally and not jointly, represents and warrants to HM (which representations and warranties shall be deemed repeated by Option Writer and/or Reinsurance Option Writer, to the extent applicable, on each Exercise Date) as follows (it being understood that (i) when the Reinsurance Option Writer is the party making the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4 and 4.5, the term "Option Writer" shall be deemed to have been replaced with the term "Reinsurance Option Writer" in each instance where the term "Option Writer" appears, and (ii) the Option Writer shall be the only party making the representations and warranties set forth in
Section 4.6):

          4.1 Existence and Qualifications of Option Writer. Option Writer is a corporation duly organized, validly existing and in good standing under the laws of the state of

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domicile noted on Exhibit A, and Option Writer has the full corporate power and authority to conduct its business as currently being conducted and to execute and deliver the Transaction Agreements to which it is a party, and to perform its obligations under, and consummate the transactions contemplated by the Transaction Agreements to which it is a party, including, without limitation, the purchase of the Preferred Shares pursuant to the exercise of the Securities Issuance Option.

                  4.2 No Violation or Conflict. The execution and delivery of the Transaction Agreements to which it is a party by Option Writer, and the performance of Option Writer under such Transaction Agreements, do not violate or conflict with any applicable law, any provision of Option Writer's organizational documents or any order or judgment of any court or other government agency applicable to Option Writer or any of its assets or subsidiary or affiliated companies to the extent that any such order or judgment would have a material adverse effect on the rights and privileges of HM under this Agreement, or any contractual restriction binding upon or affecting Option Writer or any of its assets or subsidiary or affiliated companies. Option Writer has complied, in all material respects, with all representations, warranties, covenants and agreements contained in any Transaction Agreements to the extent that such compliance will not have a material adverse effect on the rights and privileges of HM under this Agreement.

                  4.3 Consents. All governmental and other consents that are required to have been obtained by Option Writer with respect to the execution and delivery of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

                  4.4 Binding Obligations. The execution of the Transaction Agreements to which it is a party has been duly authorized by all necessary corporate action of Option Writer, and such Transaction Agreements (a) have been duly executed and delivered by Option Writer, (b) constitute legal, valid and binding obligations of Option Writer and (c) are enforceable against Option Writer in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application).

                  4.5 Absence of Litigation. There is not pending or to its knowledge, threatened against Option Writer or any of its subsidiaries or affiliates, any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator or mediator that would reasonably be expected to materially and adversely affect the legality, validity and enforceability of the Transaction Agreements against Option Writer.

                  4.6 Investment Representation. Option Writer understands that the issuance of Preferred Shares under this Agreement and the issuance of HM Common Stock upon conversion of Preferred Shares have not been and will not (except as contemplated pursuant to the Registration Rights Agreement) be registered under the Securities Act and such Preferred Shares and HM Common Stock will be issued in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. Option Writer represents that (a) it is acquiring the Preferred Shares and such HM Common Stock solely for its own account, for investment purposes only, and not with a view to distribution, fractionalization or resale thereof, (b) it will not sell or otherwise dispose of the Preferred Shares and such HM Common Stock except in compliance with the registration requirements or exemption provisions of applicable securities laws including the Securities Act, (c) it has not relied on HM for any explanation of the application of the various state and federal securities laws with regard to the acquisition of the Preferred Shares and such HM Common Stock, (d) assuming the accuracy of HM's representations and warranties set forth in Article 3 hereof, it has access to adequate information regarding the business and finances of HM, and has received, read and understood the contents of the Annual Statements and the Annual Reports and Notice of Meeting and Proxy Statements for HM and the HM Insurance Subsidiaries as of and for each of the years ended December 31, 1999, 2000 and 2001, (e) it has such knowledge and experience in business and financial matters that it has been able to fully understand and completely evaluate the risks and merits of holding the Preferred Shares and such HM Common Stock as provided in this Agreement and (f) it is able to bear the economic risk and limitation in liquidity of an investment in the Preferred Shares and such HM Common Stock.

         5. Conditions to Exercise of Option. With respect to each exercise of the Option, the right of HM to effect such exercise shall be subject to the satisfaction by HM at, or waiver by Option Writer at or prior to, the Exercise Date, of the following conditions:

            5.1 Occurrence of Event. A Qualifying Catastrophic Event shall have occurred with respect to the HM Insurance Subsidiaries collectively.

            5.2 HM Net Worth. With respect to the first exercise of the Option, after accounting for the Qualifying Catastrophic Event, but prior to payment for any Preferred Shares to be purchased upon such first exercise of the Option, the consolidated stockholders' equity of HM and its consolidated subsidiaries, as determined in accordance with GAAP (the "HM Net Worth") shall not be less than US$215,000,000, excluding goodwill. With respect to any subsequent exercise of the Option, after accounting for the Qualifying Catastrophic Event but prior to accounting for any payment for Preferred Shares previously issued pursuant to an exercise of the Securities Issuance Option, the HM Net Worth shall not be less than US$215,000,000, excluding goodwill.

            5.3 Financial Leverage. Prior to accounting for the Qualifying Catastrophic Event, the total amount of HM long-term debt and short-term debt divided by the total amount of HM long-term debt and shareholders equity (excluding any payment received for the Preferred Shares), determined in accordance with GAAP, shall not be more than 47.5%.

            5.4 Rating. Prior to the Qualifying Catastrophic Event, the S&P Rating of HM shall not have fallen below BBB.

            5.5 Compliance with Laws and Consents. With respect to the exercise of only the Securities Issuance Option, HM shall have complied with all laws and regulations applicable to the authorization and issuance of the Preferred Shares, and subject to the following sentence, the conversion of the Preferred Shares into HM Common Stock, including the adoption by the Board of Directors of HM of the Certificate of Designations, and the filing of such Certificate of

Designations with the Secretary of State of Delaware. HM and Option Writer shall have obtained all consents and approvals (whether shareholder, regulatory, contractual or otherwise) necessary for the authorization and issuance of the Preferred Shares, the conversion of the Preferred Shares into HM Common Stock, and the authorization and issuance of such HM Common Stock, including without limitation the filing and approval of any Form A application with the applicable insurance departments (but excluding any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended); provided that, if any insurance regulator shall for any reason decline to approve the conversion of the Preferred Shares and/or the issuance of HM Common Stock pursuant to such conversion, but shall approve the authorization and issuance of the Preferred Shares then such approval of the conversion of the Preferred Shares and/or the issuance of HM Common Stock pursuant to such conversion, as applicable, shall not be a condition to exercise of the Securities Issuance Option, provided further, however, that HM has reasonably cooperated with Option Writer to obtain such approvals.

                  5.6 Review of Financial Statements by Auditor. HM's regular outside auditor or accounting firm shall have reviewed HM's consolidated balance sheet and statement of earnings for the most recent quarter ending prior to the date of the applicable Notice of Exercise, and shall have issued its review report on such quarterly financial statements, and HM shall provide an adjusted consolidated balance sheet for HM for the period up to the Exercise Date, and HM shall represent and warrant, as of the Exercise Date, that such adjusted consolidated balance sheet presents fairly in all material respects the financial position of HM as of the date indicated. In addition, HM shall supply Option Writer with such information as Option Writer may reasonably request to permit Option Writer to determine satisfaction by HM of the conditions to exercise set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.6, 5.8, 5.9 and 5.13 of this Agreement.

                  5.7 No Insolvency or Bankruptcy. None of HM or the HM Insurance Subsidiaries shall (a) be the subject of any voluntary or involuntary petition under any bankruptcy, insolvency or similar law affecting creditors generally, (b) be the subject of any liquidation, transformation or rehabilitation proceeding, (c) be under the supervision of any governmental regulatory body or (d) have had a receiver or similar person or entity appointed for any of its property.

                  5.8 Maintenance of Current HM Reinsurance Program. HM shall have in effect a property catastrophe reinsurance program, of reasonably consistent quality with its reinsurance program in effect on the Effective Date, with a total retention and coinsurance of no more than $30,000,000 below the then applicable Attachment Point for a single Event.

                  5.9 HM Common Stock Ownership Threshold. With respect to the exercise of only the Securities Issuance Option, the purchase of Preferred Shares pursuant to an exercise of the Securities Issuance Option shall not (when taking into account all shares of HM Common Stock in which Option Writer then holds direct, indirect or beneficial ownership) result in Option Writer having direct, indirect or beneficial ownership of more than fifty percent (50%) of the issued and outstanding shares of HM Common Stock, assuming that such Preferred Shares, together with any other Preferred Shares already then held directly, indirectly or beneficially by Option Writer, were converted into shares of HM Common Stock on the Exercise Date.

                  5.10 Accuracy of Representations, Warranties and Covenants. Each of the representations and warranties of HM made in Article 3 of this Agreement shall be true in all material respects on and as of the Exercise Date and with the same effect as though such representations and warranties had been made on and as of such date except as otherwise contemplated or permitted by this Agreement, and HM shall not be in breach of any of the covenants of HM made in Article 6 of this Agreement; and Option Writer shall have received a certificate to that effect, in the form attached as Schedule 5.10, dated the Exercise Date and executed on behalf of HM by a duly authorized officer.

                  5.11 Payment of Fees. All Option Fee payments then due shall have been paid in full.

                  5.12 Legal Opinion. Option Writer shall have received, from counsel for HM, an opinion of counsel dated as of the Exercise Date which is substantially in the form attached as Schedule 5.12.

                  5.13 Consents. All governmental and other consents, including those of HM's shareholders, that are required to have been obtained by HM with respect to the execution, delivery and performance of the Transaction Agreements or the issuance of the Preferred Shares shall have been obtained by HM and shall be in full force and effect and all conditions of any such consents shall have been complied with.

          6. Covenants and Agreements. Option Writer and HM make the following covenants and agreements:

                  6.1 Redemption Rights. The Preferred Shares shall be subject to the provisions of the Certificate of Designations.

                  6.2 Registration Rights. Holders of Registrable Securities (as defined in the Registration Rights Agreement) shall have registration rights in accordance with the terms of the Registration Rights Agreement, which Registration Rights Agreement shall be executed by HM and Option Writer concurrently with this Agreement.

                  6.3  Resale Rights.

                       a. Option Writer shall be able to sell or transfer Preferred Shares to its affiliates and affiliated investment funds; provided, however, that any such sale or transfer shall not subject HM to any material cost or expense, and provided further, that if such affiliate is foreign, there would be no material adverse effect on HM due to the fact that such affiliate is a foreign entity. Other than as so provided, the Preferred Shares will be freely transferable subject only to restrictions imposed by Federal and state securities laws.

                       b. Prior to the registration of the Preferred Shares, pursuant to the Registration Rights Agreement or otherwise, the certificates evidencing the Preferred Shares shall bear a legend which evidences restrictions upon transferability of the Preferred Shares. The legend shall read as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM REGISTRATION THEREUNDER OR A WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO HORACE MANN EDUCATORS CORPORATION TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN A CATASTROPHE EQUITY SECURITIES ISSUANCE OPTION AND REINSURANCE OPTION AGREEMENT BETWEEN HORACE MANN EDUCATORS CORPORATION AND THE OPTION WRITER NAMED THEREIN DATED AS OF MAY 7, 2002, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT HORACE MANN EDUCATORS CORPORATION'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

The first sentence of the legend (and the eighth and eleventh words of the second sentence) shall be removed from any certificate representing Preferred Shares (i) sold under an effective registration statement under the Securities Act or (ii) as to which, in an opinion of counsel reasonably satisfactory to HM (which opinion shall be paid for solely by the holder of such Preferred Shares), such registration is not necessary or required, and that the transfer will not otherwise violate the Securities Act, the Exchange Act or applicable state or foreign securities laws; and any stop transfer instructions previously given to HM's transfer agent shall be revoked as to such Preferred Shares upon the occurrence of (i) or (ii) above.

                       c. The shares of HM Common Stock into which the Preferred Shares may be convertible shall not be subject to any restrictions on sale or transfer by Option Writer pursuant to this Agreement.

                       d. Prior to the registration of any shares of HM Common Stock into which the Preferred Shares are converted, pursuant to the Registration Rights Agreement or otherwise, the certificates representing such shares of HM Common Stock shall bear a legend which evidences restrictions upon transferability of such shares of HM Common Stock. Such legend shall read as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM REGISTRATION THEREUNDER OR A WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO HORACE MANN EDUCATORS CORPORATION IS OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED.

The legend shall be removed from any certificate representing either (i) shares of HM Common Stock sold under an effective registration statement under the Securities Act or (ii) shares of HM Common Stock as to which, in an opinion of counsel reasonably satisfactory to HM (which opinion shall be paid for solely by the holder of such shares of HM Common Stock), such registration is not necessary or required, and that the transfer will not otherwise violate the Securities Act, the Exchange Act or applicable state or foreign securities laws; and stop transfer instructions previously given to HM's transfer agent shall be revoked as to such shares of HM Common Stock upon the occurrence of (i) or (ii) above.

                  6.4 Preferred Share Preference. The liquidation preference of the Preferred Shares shall be at least equal to the highest liquidation preference of any other class of preferred shares of HM issued and outstanding at the time of liquidation. During the term of this Agreement and during the period when any Preferred Shares remain issued and outstanding, HM shall not issue any debt securities convertible into equity securities of HM or any preferred or other capital stock, in any such case which ranks equal or senior to the Preferred Shares with respect to dividend or distribution rights or rights to distributions on liquidation, without the prior written approval, which approval shall not be unreasonably withheld, of (i) Option Writer if no Preferred Shares are then outstanding, or (ii) the holders of more than sixty-six and two-thirds percent (66 2/3%) of the outstanding Preferred Shares if Preferred Shares are then outstanding.

                  6.5 Restrictions on HM and Option Writer. During the period when any Preferred Shares remain issued and outstanding, without the prior written consent of the holders of more than sixty-six and two-thirds percent (66 2/3%) of such Preferred Shares, which consent shall not be unreasonably withheld, (a) HM and the HM Insurance Subsidiaries shall not (i) pay dividends on, make redemptions of, or make other distributions with respect to, any capital stock of HM other than the Preferred Shares except that subsidiaries of HM may pay dividends to HM and HM may pay dividends on the HM Common Stock at any time if all dividends theretofore accrued on the Preferred Shares shall be paid in full in cash to the holders of Preferred Shares before the declaration or payment of any such dividends on the HM Common Stock, (ii) enter into related party transactions at other than arm's length or (iii) except in the ordinary course of business, make any loan or advance to, or investment in, any person or entity, and (b) HM shall not dispose of its interest in any material subsidiary (i.e., any subsidiary which contains more than ten percent (10%) of the consolidated assets or produces more than ten percent (10%) of the consolidated annual revenue of HM); provided, however, that the restrictions set forth in clauses (a)(iii) and (b) above shall only apply in the event that HM has not then paid all dividends then accrued and payable with respect to such Preferred Shares.

                  6.6 Option Writer Filings. Notwithstanding anything in this Agreement to the contrary, Option Writer shall be responsible for making any filing required of it under Section 13(d) or Section 16 of the Exchange Act, but the making of such filings shall not be a condition to the exercise of the Securities Issuance Option.

                  6.7 Regulatory Filings for Conversion. HM, Option Writer and their respective affiliates shall make all regulatory filings, including without limitation all filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which are necessary or desirable to permit Option Writer to convert any Preferred Shares into shares of HM Common Stock in accordance with its terms as promptly as possible following any request by Option Writer. Option Writer and HM shall cooperate and use commercially reasonable efforts to obtain any insurance regulatory approvals for such conversion not theretofore obtained, including without limitation any Form A filings required under applicable insurance laws, rules and regulations.

                  6.8 Change of Control. In the event of a Change of Control, at the option of Option Writer, to be exercised within thirty (30) Business Days after the earlier of notice from HM to Option Writer of a pending, or an occurrence of a, Change of Control, (i) this Agreement shall be terminated as of the earlier of the date of such Change of Control or the end of the Agreement Year in which notice of such Change of Control is received by Option Writer and
(ii) HM shall be obligated either to redeem any issued and outstanding Preferred Shares or convert such Preferred Shares into Common Shares, in each case on the terms and conditions set forth in the Certificate of Designations, provided, however, that in the event of the cancellation of this Agreement, a portion of the annual Option Fee shall be returned to HM in an amount equal to the amount of the annual Option Fee paid for the year in which the Change of Control occurs, multiplied by a fraction, the numerator of which is the number of days between the date of the Change of Control and the end of the Agreement Year and the denominator of which is 365, and provided further, however, that this Agreement shall be reinstated in the event the redemption price for the Preferred Shares must be refunded or returned by Option Writer due to any preferential transfer or fraudulent conveyance claim.

                  6.9 Option Writer Credit Support. Each of Option Writer and Reinsurance Option Writer shall, promptly upon request by HM, in the event that the S&P Rating of Option Writer or Reinsurance Option Writer, as applicable, falls below AA- during any period during which HM has the ability to exercise the Option, purchase at Option Writer's or Reinsurance Option Writer's, as applicable, sole expense an irrevocable standby letter of credit drawable in New York, from a financial institution reasonably acceptable to HM, which letter of credit secures the performance of Option Writer or Reinsurance Option Writer, as applicable, under this Agreement and effectively raises the payment ability of Option Writer or Reinsurance Option, as applicable, under this Agreement to an S&P Rating of AAA. Such letter of credit shall remain in effect until the earlier of (a) five (5) days following the end of the period during which HM has the ability to exercise the Option, and (b) the date that the S&P Rating of Option Writer or Reinsurance Option Writer, as applicable, shall be at least AA-. Such letter of credit shall initially be in a principal amount equal to the Original Value of the Preferred Shares subject to the Securities Issuance Option which are not then issued and outstanding, and such principal amount shall subsequently be adjusted from time to time based on adjustments to the total Original Value of the Preferred Shares subject to the Securities Issuance Option, whether due to exercises of the Securities Issuance Option, redemption of Preferred Shares which are reincluded in the Preferred Shares subject to the Securities Issuance Option, or otherwise.

                  6.10 Option Writer Common Stock Ownership. Option Writer shall not acquire or own HM Common Stock (other than through the acquisition of Preferred Shares by exercise of the Securities Issuance Option and the subsequent conversion of such Preferred Shares into HM Common Stock) if such acquisition or ownership could result in the inability to satisfy the condition contained in Section 5.9.

                  6.11 Maintenance of Reinsurance. During the Exposure Period and Exercise Term, if any, and during any period in which any Preferred Shares remain outstanding, HM shall maintain the reinsurance program described in
Section 5.8.

                  6.12 Plans and Reports. HM shall promptly deliver, or cause to be delivered, to Option Writer copies of (a) HM's most recent two (2) year future business plan, which plan will generally be available on or about March 1 of each calendar year, (b) HM's most recent Annual Report on Form 10-K and Annual Report to Shareholders, and (c) the most recent Annual Statements for the HM Insurance Subsidiaries. The failure of HM to deliver any such items shall not be deemed a breach of this Agreement unless such item is actually available, has been requested in writing by Option Writer and has not been delivered by HM within thirty (30) days after HM's receipt of such request. Option Writer shall keep all documents or information delivered to Option Writer pursuant to this
Section 6.12 (except for the Form 10-K and Annual Report and statements described in clauses (b) and (c) above) in strictest confidence and shall use them solely in connection with the Transaction Agreements, except as otherwise required by law.

                  6.13 Stock Dividends or Distributions. In the event that Option Writer, whether as a holder of Common Stock or as a holder of Preferred Shares, receives (or is entitled to receive upon conversion of such Preferred Shares, as the case may be) a distribution (by stock dividend or otherwise) of any securities, the sale of which is registered, not required to be registered or exempt from such registration under the Securities Act in the hands of public holders of the HM Common Stock, but the sale of which is not registered, and is required to be registered or exempt from registration under the Securities Act in the hands of Option Writer, HM shall at its option, within a reasonable time period following a request by Option Writer, either (a) notify Option Writer that it will be permitted to include such securities as "Registrable Securities" as defined in the Registration Rights Agreement, or (b) repurchase such securities from Option Writer at market value as determined in the public market. In the event that there is no public market for such securities, HM and Option Writer shall appoint a mutually agreeable third-party appraiser to establish the value of such securities, provided that if the parties fail to agree on such third-party appraiser, the value will be determined pursuant to
Article 8.

                  6.14 Press Releases and Confidentiality. Neither HM nor Option Writer shall issue any press release or other announcements to the public relating to the execution of the Transaction Agreements or the transactions contemplated thereunder without the prior written consent of the other party. Each of Option Writer and HM shall hold confidential all financial and other information supplied by the other party in respect of the Transaction Agreements or the transactions contemplated therein; provided that such confidentiality obligation shall apply only to non-public information, and information which was not available to the other party on a non-confidential basis from a third party. Notwithstanding any provision of this Section to the contrary, either Option Writer or HM may make any disclosure required to be made by it under applicable law (including federal securities law) if it determines in good faith that it is necessary to do so, and gives prior notice to the other party and discusses such disclosure with such other party. In addition, either Option Writer or HM may make any disclosure to which the other party gives its prior written consent.

                  6.15 Default Notice. HM shall promptly give notice to Option Writer of any breach of the representations and warranties contained in Article 3 of this Agreement of which HM is aware.

                  6.16 Notices to Holders of Preferred Shares. HM shall promptly give notice (in accordance with Section 9 of the Certificate of Designations) to the holders of any outstanding Preferred Shares of any pending Merger or Change of Control Conversion Event or the occurrence of any Substantial Change in Business Mix (each such term as defined in the Certificate of Designations).

         7. Termination. This Agreement and the transactions contemplated by this Agreement shall be terminated (a) by HM at any time prior to the end of the Exposure Period, (b) in accordance with Section 6.8, (c) at the option of Option Writer and Reinsurance Option Writer, upon the receipt of a notice in accordance with Section 6.15 of a breach that would, if not cured, have a material adverse effect on the rights and privileges of Option Writer or Reinsurance Option Writer under this Agreement and such breach has not been cured by HM within thirty (30) days of such notice or (d) if none of (a) through
(c) occur, upon the latest to occur of (i) the expiration of the Exposure Period, (ii) the expiration of the Exercise Term for the latest Qualifying Catastrophic Event (including an Event that develops into a Qualifying Catastrophic Event outside the Exposure Period), (iii) the Exercise Date for which a Notice of Exercise was properly delivered during the Exercise Term, as such date may be extended pursuant to the submission of any matter to alternative dispute resolution under Article 8 or (iv) the first day on which no Preferred Shares issued pursuant to this Agreement (including without limitation Preferred Shares issued on the Exercise Date specified in (iii) above) remain issued and outstanding; provided, however, that Articles 8 and 9 shall survive such termination and remain in full force and effect.

         8.       Alternative Dispute Resolution.

                  (a) In the event of a dispute regarding the satisfaction of any of the conditions set forth in Sections 5.1, 5.2, 5.3, 5.4 and 5.6 of this Agreement, such dispute shall be referred to a mutually acceptable public accounting firm except for any such accounting firm which serves as a then current accountant or outside auditor for either HM or Option Writer (the "Accountant"). Either party may submit a dispute to the Accountant by making a written submission to the Accountant and the other party, which written submission shall include the submitting party's documentation of such dispute and the submitting party's position on the issue(s). The other party shall then have ten (10) Business Days to submit to the Accountant and the first party its documentation of the dispute and its position on the issue(s); provided, however, that if such other party fails to make a timely and complete submission to the Accountant, such other party shall be deemed to have conceded the dispute. Upon receipt of submissions from both parties with respect to a given dispute, the Accountant shall then have ten (10) Business Days in which to resolve the dispute by selecting one party's position or the other's. The decision of the Accountant in the event of alternative dispute resolution under this Article 8 shall be final and binding upon the parties, and each party shall bear its own costs plus one-half (1/2) of the costs of the Accountant.

                  (b) In the event of a dispute regarding the satisfaction of any of the conditions set forth in Article 5 of this Agreement other than in Sections 5.1, 5.2, 5.3, 5.4 and 5.6, such dispute shall be referred to a panel of three arbitrators. The place of arbitration shall be New York, New York. Notice requesting arbitration must be in writing in accordance with Section 10.2 of this Agreement.

                  (c) One arbitrator shall be chosen by each party within twenty
(20) Business Days of delivery of a written notice of request for arbitration by a party. The two arbitrators shall, before instituting the hearing, choose a third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within twenty (20) Business Days of the notice of request for arbitration, the other party, after ten (10) Business Days notice of its intention to do so, may appoint the second arbitrator. If the two arbitrators are unable to agree upon the third arbitrator within fifteen (15) Business Days of their appointment, the two arbitrators shall request the American Arbitration Association to appoint the third arbitrator with the qualifications identified herein.

                  (d) All arbitrators shall be impartial, and unless the parties otherwise agree, all arbitrators shall be attorneys with at least fifteen (15) years of corporate law experience.

                  (e) The procedure to be followed in the arbitration hereunder shall be as prescribed herein and in such directives as shall be issued by the arbitrators.

                  (f) Either party may submit a dispute to the arbitration panel by making a written submission to the panel and the other party, which written submission shall include the submitting party's documentation of such dispute, and the submitting party's position on the issue(s). The other party shall then have ten (10) Business Days to submit to the panel and the other party its documentation of the dispute and its position on the issue(s); provided, however, that if such party fails to make a timely and complete submission to the panel, such other party shall be deemed to have conceded the dispute.

                  (g) Upon receipt of submissions from both parties with respect to a given dispute, the panel shall then have ten (10) Business Days in which to resolve the dispute by determining whether the condition has been satisfied. The decision of any two arbitrators when rendered in writing shall be final and binding. The arbitration award shall be based on and accompanied by a written opinion containing findings of fact and conclusions of law. Each party shall bear its own expenses and the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator.

     9.  Broker's Fees.

         9.1 HM Indemnification for Broker's Fees. HM agrees to indemnify, defend and hold harmless Option Writer and its affiliates from any and all claims, costs and expenses (including reasonable attorney's fees and disbursements) in respect of the assertions of any broker, finder, agent or other person seeking compensation with respect to the transactions contemplated herein on the basis of alleged representation of HM or alleged arrangements undertaken by HM or for other expenses incurred in connection with such transactions.

         9.2 Option Writer Indemnification for Broker's Fees. Option Writer agrees to indemnify, defend and hold harmless HM and its affiliates from any and all claims, costs and expenses (including reasonable attorney's fees and disbursements) in respect of the assertions of any broker, finder, agent or other person seeking compensation with respect to the transactions contemplated herein on the basis of alleged representation of Option Writer or alleged arrangements undertaken by Option Writer or for other expenses incurred in connection with such transactions.

         9.3 Acknowledgement. HM acknowledges and agrees that Option Writer has not provided HM with any financial, accounting, tax or other advice with respect to the transactions contemplated herein.

     10. Miscellaneous.

         10.1 Amendments. The provisions of this Agreement may not be waived, altered, amended or repealed, in whole or in part, except by the written consent of both parties to this agreement.

         10.2 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given
(a) on the date of delivery if delivered personally or sent by facsimile transmission (which transmission shall be confirmed by telephone), (b) on the next Business Day if sent by overnight delivery service or (c) fifteen (15) days after mailing if sent by certified, registered or express mail, postage prepaid, if properly addressed or directed to such party at the appropriate address or facsimile number set forth below, or such address or facsimile number as such party may designate by written notice to the other parties:

     (i) if to HM to:

              Horace Mann Educators Corporation
              Mail No. G 016
              One Horace Mann Plaza
              Springfield, Illinois 62715-0001
              Attention: George Zock
              Fax No.: (217) 788-5798

              with a copy to:

              Gibson, Dunn & Crutcher LLP
              200 Park Avenue
              New York, NY 10166-0193
              Attention: Conor Reilly
              Fax No.: (212) 351-5247

              and a copy to:

              Aon Securities Corporation
              200 E. Randolph Street
              Chicago, Illinois 60601
              Attention: Bryon Ehrhart
              Fax No.: (312) 381-0162

         (ii) if to Option Writer or Reinsurance Option Writer to the "Contact Information" set forth in Exhibit A,


              with a copy to:

              Sidley Austin Brown & Wood LLP
              787 Seventh Avenue
              New York, NY 10019
              Attention: Robert J. Donatucci
              Fax No.: (212) 839-5599

              10.3 Entire Agreement. This Agreement (including the Exhibits and the Schedules) contains the entire agreement between the parties, and supersedes all prior agreements, written or oral, with respect to the Option.

              10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to any choice of law or conflict of law rules that would cause the application of any laws or rules of any jurisdiction other than the State of New York).

              10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, and any references to a specific party in this Agreement shall include such party's permitted successors or assigns. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the other party, provided, however, that any holder of Preferred Shares, or Common Stock into which such Preferred Shares are convertible, shall be a third-party beneficiary under this Agreement having all the rights of Option Writer, subject to the obligations of, and limitations on, Option Writer contained in this Agreement, and provided, further, that Option Writer may assign this Agreement to any affiliate of Option Writer provided that such affiliate agrees to and complies with the terms and conditions applicable to Option Writer under this Agreement, including without limitation the terms set forth in Section 6.9.

              10.6 Severability. Each term, covenant, condition or provision of this Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision shall be deemed by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

              10.7 Necessary Acts. Each party to this Agreement shall perform any further acts and execute and deliver any additional agreements, assignments, documents or instruments that may be reasonably necessary or desirable to carry out the provisions or effectuate the purposes of this Agreement.

              10.8 Legal Expenses. If any legal action or any arbitration or other proceeding is brought to enforce the provisions of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties, whether or not such party or parties have instituted the action, shall be entitled to recover all attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it or they may be entitled. Notwithstanding the forgoing, in the event of alternative dispute resolution under Section 8, each party shall bear its own costs as set forth in Section 8.

              10.9 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

              10.10 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.


IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first written above.


Horace Mann Educators Corporation


By: /s/ George J. Zock
    ------------------

Title: Executive Vice President


Swiss Re Financial Products Corporation (Option Writer)


By: /s/ Danyal Ozizmir
    ------------------

Title: Senior Managing Director


Swiss Reinsurance America Corporation (Reinsurance Option Writer)


By: /s/ Alan B. Binder
    ------------------

Title: Member of Senior Management

                                  SCHEDULE 1.6

                        HORACE MANN EDUCATORS CORPORATION

                           CERTIFICATE OF DESIGNATIONS

               Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware

                         SERIES A CUMULATIVE CONVERTIBLE
                                 PREFERRED STOCK


--------------------------------------------------------------------------------


RESOLVED, that, pursuant to the authority vested in the Board of Directors of Horace Mann Educators Corporation (the "Corporation") in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereon, are as follows:

Section 1. Designation. The series of Preferred Stock established hereby shall be designated the "Series A Cumulative Convertible Preferred Stock" (the "Series A Preferred Shares") and the authorized number of Series A Preferred Shares shall be 75,000 shares.

Section 2.  Dividends.

            (a) Holders of outstanding Series A Preferred Shares shall be entitled to receive, if, when and as declared by the Board of Directors out of funds legally available therefore, cash dividend payments in the amount of the Dividend Yield on each Series A Preferred Share, payable quarterly for each of the quarters ending March, June, September and December of each year, payable in arrears on the first Business Day of each succeeding April, July, October and January, respectively (each such date being hereinafter referred to as a "Preferred Dividend Payment Date". The first dividend shall be payable on the Preferred Dividend Payment Date corresponding to the quarter in which the Issuance Date falls. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not less than 10 nor more than 50 days preceding the related Preferred Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends on each Series A Preferred Share shall accrue on a daily basis and compound quarterly commencing on the Issuance Date for such share and continuing to, but not including, the Redemption Date, or Conversion Date for such share (or other date on which such Series A Preferred Share is no longer outstanding) and accrued dividends for each quarterly dividend period shall accumulate as

Unpaid Dividend Yield, to the extent not paid, on the Preferred Dividend Payment Date for the quarter in which they accrued. Dividend payments under this paragraph (a) shall accrue whether or not the Corporation shall have earnings, whether or not there shall be funds legally available for the payment of such dividends and whether or not such dividends are declared.

            (b) So long as any Series A Preferred Shares shall remain outstanding, no dividend (other than a dividend payable in shares of Common Stock or rights to obtain Common Stock or any class of capital stock of the Corporation which is junior to the Series A Preferred Shares as to dividends and upon liquidation) shall be declared, nor shall the Corporation make any other distribution or payment or set aside anything of value for distribution or payment on, or redeem, repurchase or otherwise acquire any shares of, the Common Stock of the Corporation or any other class of stock or series thereof ranking junior to the Series A Preferred Shares in the payment of dividends or upon liquidation (other than a redemption or purchase of shares of Common Stock of the Corporation made for purposes of an employee incentive or benefit plan of the Corporation or any of its subsidiaries) unless the full amount of Unpaid Dividend Yield, if any, accumulated on all outstanding Series A Preferred Shares through all past Preferred Dividend Payment Dates shall have been paid and not refunded. No dividend shall be declared on any share or shares on any class of stock of the Corporation or series thereof ranking on a parity with the Series A Preferred Shares in respect of payment of dividends or upon liquidation for any prior dividend payment period of said parity stock unless there shall have been declared on all shares then outstanding of the Series A Preferred Shares like proportional dividends determined ratably in proportion to the respective Unpaid Dividend Yield accumulated to date for all previous quarterly dividend periods on all outstanding Series A Preferred Shares and the dividends accumulated on all outstanding shares of said parity stock.

Section 3.  Cash Redemption by the Corporation.

            (a) Redemption at Option of Corporation. At any time and from time to time on or after issuance of the Series A Preferred Shares, the Corporation may, at its option, with proper notice as set forth in paragraph (b) of this
Section 3, redeem any or all of the outstanding Series A Preferred Shares, as of a Proposed Redemption Date specified in the notice to holders, for cash in an amount equal to the Redemption Price per share.

            (b) Notice of Redemption. In order to properly effect the redemption of Series A Preferred Shares, the Corporation shall provide notice, to holders of record of the Series A Preferred Shares to be redeemed, not less than (i) thirty (30) days prior to the Proposed Redemption Date if the Proposed Redemption Date is three (3) years, eight (8) months and fifteen (15) days or less from the Issuance Date of such Series A Preferred Shares, and (ii) forty-five (45) days prior to the Proposed Redemption Date if the Proposed Redemption Date is more than three (3) years, eight (8) months and fifteen (15) days after the Issuance Date of such Series A Preferred Shares. Such notice may be provided by mail, first class postage prepaid, to the holders of record of the Series A Preferred Shares at their respective addresses as the same shall appear on the books of the Corporation or any transfer agent for the Series A Preferred Shares, or by facsimile or telecopy, as set forth in paragraph (a) of
Section 9 herein. Each such notice shall state, as appropriate: (1) the Proposed Redemption Date; (2) the total number of Series A

Preferred Shares to be redeemed and, if fewer than all Series A Preferred Shares are to be redeemed, the number of such shares held by such holder to be redeemed; (3) the Redemption Price; (4) the place or places where certificates for such shares are to be surrendered for redemption; and (5) that dividends on the Series A Preferred Shares to be redeemed will cease to accrue on the Proposed Redemption Date.

            Each holder of Series A Preferred Shares called for redemption shall surrender the certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive the cash payable upon such redemption. In case less than all of the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued promptly at the expense of the Corporation representing the balance of the shares. If proper notice of redemption shall have been duly provided to holders of the Series A Preferred Shares in accordance with this paragraph (b), and payment therefor has been made or duly provided for, then, notwithstanding that the certificates evidencing any of such shares so called for redemption shall not have been surrendered, as of the close of business on the Redemption Date the shares represented thereby shall be deemed no longer outstanding, dividends with respect to such Series A Preferred Shares shall cease to accrue and all rights of the holder with respect to such Series A Preferred Shares shall forthwith cease and terminate, except for the right of the holders to receive the cash payable upon such redemption, without interest, upon surrender of the certificates therefor.

            (c) Revocation of Notice to Redeem. The Corporation's election to redeem the Series A Preferred Shares pursuant to paragraph (a) of this Section 3 shall be fully or partially revocable, and any notice to holders of Series A Preferred Shares provided in accordance with paragraph (b) of this Section 3 shall be subject to revocation or amendment by the Corporation. In order to properly effect the revocation or amendment of such notice, the Corporation shall provide notice of its revocation or amendment, not less than five Business Days prior to the Proposed Redemption Date, to holders of record of the Series A Preferred Shares. Such notice may be provided in any of the manners permissible for providing notice of redemption under paragraph (b) of this Section 3. Such notice of revocation or amendment shall clearly state that: (1) on the Proposed Redemption Date, the Corporation will not redeem any of the Series A Preferred Shares, or if notice of partial revocation, the amended number of Series A Preferred Shares held by such holder to be redeemed, and the balance of Series A Preferred Shares held by such holder not being redeemed; and (2) dividends on the Series A Preferred Shares not being redeemed will continue to accrue on and after the Proposed Redemption Date without interruption.

            (d) Ratable Redemption. If fewer than all outstanding Series A Preferred Shares are to be redeemed on any Redemption Date, the shares to be redeemed (which shall be a whole number) shall be selected by the Corporation from outstanding Series A Preferred Shares not previously called for redemption by lot or pro rata (to the extent possible without redeeming fractional shares) or by any other method determined by the Corporation in its sole discretion to be equitable.

            (e) Redemption at the Option of the Holders in Certain Circumstances. Within 60 days after (i) notice from the Corporation of a pending, or the occurrence of a, Merger or (ii) the occurrence of a Substantial Change of Business Mix, a holder of Series A Preferred Shares may, at its option, with proper notice to the Corporation as set forth in paragraph (f) of this Section 3, require the Corporation to redeem all of such holder's outstanding Series A Preferred Shares, as of the date specified in such notice (a "Special Redemption Date") for cash, in an amount equal to the Redemption Price per share.

            (f) Notice of Optional Redemption. Any holder desiring to exercise the right to require the Corporation to redeem such holder's Series A Preferred Shares shall provide notice to the Corporation not less than 30 days prior to the proposed Special Redemption Date. Such notice may be provided by mail, first class postage prepaid, to the Corporation, at its principal executive offices, or by facsimile or telegram, as set forth in paragraph (a) of Section 9 herein. Each such notice shall state (1) the proposed Special Redemption Date and (2) the total number of Series A Preferred Shares to be redeemed.

            (g) Cancellation of Shares. All Series A Preferred Shares redeemed by the Corporation as provided in this Section 3 (or otherwise acquired by the Corporation) shall be retired and thereupon restored to the status of authorized but unissued Series A Preferred Shares.

Section 4.  Conversion by Holders into Common Stock.

            (a) Right of Conversion. Except as provided in paragraph (b) of this
Section 4, no holder of Series A Preferred Shares may convert such shares into shares of Common Stock at any time prior to the close of business of the fourth anniversary of the Issuance Date of such Series A Preferred Shares. At any time and from time to time after such anniversary date, on the terms and subject to the conditions set forth in this Section 4, any holder of Series A Preferred Shares shall be entitled, at the option of such holder, to cause any or all of such shares to be converted into shares of Common Stock of the Corporation at an initial per share rate equal to the result obtained by dividing (i) the Original Value of such Series A Preferred Share, plus Unpaid Dividend Yield accumulated for all previous dividend periods up to and including the dividend period ending on the Conversion Date, by (ii) the Market Price at Conversion, as such rate may be subsequently adjusted hereunder (the "Conversion Rate"), as of the Proposed Conversion Date specified in such holder's notice to the Corporation delivered pursuant to paragraph (e) of this Section 4. The minimum number of Series A Preferred Shares for which conversion may be elected shall be 1,000, or such lesser number which constitutes all of the outstanding Series A Preferred Shares held by such holder.

            Notwithstanding anything to the contrary in this paragraph (a), the holder of Series A Preferred Shares may provide notice of its intention to convert any or all of such shares prior to the fourth anniversary of the Issuance Date of such Series A Preferred Shares, so long as the Proposed Conversion Date specified in such notice is a date after the date of such fourth anniversary.

            (b) Special or Change of Control Conversion Events.

                (1) Notwithstanding anything to the contrary in paragraph (a) of this Section 4, at any time after the occurrence of a Special Conversion Event, any holder of Series A Preferred Shares shall be entitled, at the option of such holder, to cause any or all of such shares to be converted into shares of Common Stock of the Corporation at the Special Conversion Rate as of the Proposed Conversion Date specified in such holder's notice to the Corporation delivered pursuant to paragraph (e) of this Section 4. Such notice shall be effective only to the extent that the condition resulting in a Special Conversion Event has not been cured prior to the delivery of such notice.

                (2) Notwithstanding anything to the contrary in paragraph (a) of this Section 4, on any date not more than 60 days after receipt by a holder of Series A Preferred Shares of a notice delivered in accordance with Section 9 hereofof the occurrence of a Change of Control Conversion Event, any holder of Series A Preferred Shares shall be entitled, at the option of such holder, to
(A) cause all of such Series A Preferred Shares to be converted into shares of Common Stock of the Corporation at the conversion rate set forth in paragraph
(d) of this Section 4 as of the Proposed Conversion Date specified in such holder's notice to the Corporation delivered pursuant to paragraph (e) of this
Section 4, or (B) elect in a notice made consistent in time and manner to that set forth in paragraph (e) of this Section 4 to (i) retain the Series A Preferred Shares at a dividend rate equal to the sum of the then current Preferred Dividend Yield Rate plus 200 basis points and (ii) at holder's option, enter into the Treaty. Such notice shall be effective only to the extent that a Change of Control Conversion Event has occurred prior to the delivery of such notice.

            (c) Priority of Corporation's Right of Redemption. Notwithstanding paragraphs (a) and (b) of this Section 4, no Series A Preferred Shares shall be converted on or after the close of business on any Redemption Date for which notice has been properly delivered in accordance with Section 3 hereof. The Corporation's right to redeem any or all shares of Series A Preferred Stock on or prior to any Proposed Conversion Date shall supersede any holder's right of conversion under this Section 4, whether or not such holder's notice of conversion was properly delivered prior to the Corporation's notice to redeem, so long as the Corporation's notice to redeem was properly delivered in accordance with Section 3 hereof at least (i) thirty (30) days prior to the Proposed Conversion Date if such notice to redeem is delivered three (3) years, eight (8) months and fifteen (15) days or less from the applicable Issuance Date, or (ii) forty-five (45) days prior to the Proposed Conversion Date if such notice to redeem is delivered more than (3) years, eight (8) months and nine fifteen (15) days from the applicable Issuance Date. Notwithstanding the foregoing, with respect to a notice of conversion which is superceded by a notice of redemption, such notice of conversion shall again become effective if the notice of redemption is subsequently revoked, and the Conversion Date pursuant to such notice of conversion shall occur on the later of (y) thirty
(30) days following revocation of the notice of redemption, or (z) the Proposed Conversion Date originally set forth in the notice of conversion.

            (d) Conversion Price. For purposes of conversion of Series A Preferred Shares to shares of Common Stock pursuant to paragraph (b) of this
Section 4 other than a Special Conversion Event under part (1) of paragraph (b) of this Section 4, each Series A Preferred Share shall be converted into the number of Common Stock shares resulting from dividing (i) the Original Value of such Series A Preferred Share, plus Unpaid Dividend Yield to and including the Conversion Date, by (ii) the product of the Liquidity Factor multiplied by the lesser of (A) the Market Price at Conversion or (B) the Closing Price on the Trading Day immediately following the announcement of a Change in Control (such value to be referred to as the "Conversion Price").

            (e) Notice of Conversion. In order to properly effect the conversion of Series A Preferred Shares, the holder of such shares shall provide notice to the Corporation not less than one hundred five (105) days prior to the Proposed Conversion Date. Such notice must be provided by first class, registered mail, postage prepaid, to the Corporation at its principal executive offices, at the address or number set forth in paragraph (a) of Section 9 herein. Each such notice shall state, as appropriate: (1) the Proposed Conversion Date; (2) the number of Series A Preferred Shares (which must be a whole number of shares) to be converted; (3) the name or names in which such holder wishes the certificate or certificates for Common Stock and for any Series A Preferred Shares not to be so converted to be issued and the address to which such holder wishes delivery to be made of the new certificates to be issued upon conversion; and (4) an acknowledgment that the shares to be converted remain subject to the Corporation's right of redemption in accordance with Section 3.

            Notwithstanding the preceding paragraph, for any conversion pursuant to part (1) of paragraph (b) of this Section 4, the holder of Series A Preferred Shares may properly convert such shares into shares of Common Stock upon providing notice to the Corporation, not less than five (5) Business Days prior to the Proposed Conversion Date, in the manner set forth in the preceding paragraph. Such notice shall contain the information described above for conversion pursuant to paragraph (e) of this Section 4, as well as a statement setting forth the facts and circumstances under which the holder believes a Special Conversion Event has occurred.

            (f) Revocation of Notice to Convert. The right of any holder of Series A Preferred Shares electing to convert the Series A Preferred Shares pursuant to paragraphs (a) or (b) of this Section 4 shall be fully or partially revocable, and any notice to the Corporation provided in accordance with paragraph (e) of this Section 4 shall be subject to revocation or amendment by the holder of the shares to which such notice relates. In order to properly effect the revocation or amendment of such notice, the holder shall provide notice to the Corporation of its revocation or amendment not less than three (3) Business Days prior to the Proposed Conversion Date. Such notice shall be provided in the same manner specified as permissible for providing notice of conversion under paragraph (e) of this Section 4, and shall clearly state that the holder of such Series A Preferred Shares will not convert any of such shares, or if notice of partial revocation, the amended number of Series A Preferred Shares held by such holder that are to be converted.

               (g) Surrender of Series A Preferred Shares. Any holder of Series A Preferred Shares desiring to convert any such shares into shares of Common Stock shall surrender the certificate or certificates representing the Series A Preferred Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Shares or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Shares by the Corporation or the transfer agent for the Series A Preferred Shares, accompanied by a copy of the written notice of conversion previously provided to the Corporation in accordance with paragraph (e) of this Section 4.

               (h) Delivery of Common Stock. Upon the effectiveness of a conversion of Series A Preferred Shares on the Conversion Date for such shares, the Corporation, subject to the provisions of paragraph (k) of this Section 4 regarding fractional shares and paragraph (m) of this Section 4 regarding payment of taxes, shall issue and send by first-class mail, postage prepaid, to the holder thereof, or to such holder's designee, at the address designated by such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder shall be entitled upon conversion. In case there shall have been surrendered a certificate or certificates representing Series A Preferred Shares only part of which are to be converted, the Corporation, subject to the provisions of paragraph (m) of this Section 4 regarding payment of taxes, shall issue and deliver to such holder or such holder's designee a new certificate or certificates for the number of Series A Preferred Shares which shall not have been converted.

               (i) Effectiveness of Conversion. Any conversion of Series A Preferred Shares into shares of Common Stock made at the option of the holder thereof shall be effective immediately following the close of business on the Conversion Date. At and after the effective time on the Conversion Date, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

               (j) Conversion Price Adjustments. The Conversion Rate of any Series A Preferred Shares shall be subject to the following adjustments:

                   (A) If any capital reorganization or reclassification of the capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation, or any other transaction, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, sale or other transactions, lawful and adequate provisions (in form authorized and approved by the Board of Directors of the Corporation) shall be made whereby each holder of any Series A Preferred Shares shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such Series A Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, sale or other transactions, not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. If applicable, the Corporation shall reserve as provided by paragraph (l) of this Section 4 such shares of common stock, other capital stock or other securities of the Corporation as may be issuable upon conversion of Series A Preferred Shares as provided by this Section 4 and shall comply with the other requirements of paragraph (l) of this Section 4 in respect of such shares or other securities so as to permit their issuance to holders of Series A Preferred Shares upon conversion thereof.

                   The Corporation shall not effect any such consolidation or merger, or any sale of all or substantially all of its assets or properties, unless (i) prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument (in form authorized and approved by the Board of Directors), executed and mailed or delivered to each holder of shares of Series A Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive or (ii) the Series A Preferred Stock shall have been redeemed by the Corporation pursuant to paragraph (a) or (e) of Section 3 hereof.

                   (B) In any case in which (i) this Section 4 shall require that an adjustment as a result of any event become effective after the opening of business on a specified business day following a record date, and (ii) the date fixed for conversion pursuant to paragraph (e) of this Section 4 occurs after such record date but before the occurrence of the event on such date, then the Corporation may elect to defer until after the occurrence of such event (1) issuing to the holder of any Series A Preferred Shares surrendered for conversion certificates representing the shares or securities issuable upon such conversion, and (2) paying to such holder any amount in cash in lieu of a fractional share of Common Stock in accordance with paragraph (k) of this
Section 4, provided, however, that such deferral is not for an unreasonable period of time.

               (k) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any Series A Preferred Shares but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of Series A Preferred Shares surrendered for conversion at one time by the same holder, the Corporation shall pay an amount in cash equal to the same fraction of the Conversion Price (based on the Market Price at Conversion).

               (l) Reservation of Shares. The Corporation shall at all times reserve and keep available out of the authorized but unissued shares of Common Stock the maximum number of shares of Common Stock into which all Series A Preferred Shares from time to time outstanding are convertible, but shares of Common Stock held in the treasury of the Corporation may in its discretion be delivered upon any conversion of Series A Preferred Shares.

            (m) Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Common Stock or any other securities issued upon conversion of the Series A Preferred Shares pursuant hereto. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities in a name other than that in which the Series A Preferred Shares with respect to which such shares are issued were registered, or any payment to any person other than the registered holder thereof, and shall not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

            (n) Cancellation of Shares. All Series A Preferred Shares converted into shares of Common Stock, other capital stock or other securities of the Corporation as provided in this Section 4 (or otherwise acquired by the Corporation) shall be retired and thereupon restored to the status of authorized but unissued shares of preferred stock, par value $0.001 per share, undesignated as to series.

Section 5.  Liquidation Rights.

            (a) In the event of any Liquidation, after payment or provision for payment has been made of the debts and other liabilities of the Corporation, the holders of Series A Preferred Shares shall be entitled to receive, out of the net assets of the Corporation, for each share its Original Value plus an amount equal to the sum of Unpaid Dividend Yield (whether or not declared) accrued and unpaid thereon for all previous periods and the current period, whether or not accumulated, and no more. After such amount is paid in full, no further distributions or payments shall be made in respect of Series A Preferred Shares, such Series A Preferred Shares shall no longer be deemed to be outstanding or be entitled to any other powers, preferences, rights or privileges, including voting rights, and such Series A Preferred Shares shall be surrendered for cancellation to the Corporation.

            (b) The full amount payable to the holders of Series A Preferred Shares shall be paid before any distribution shall be made to the holders of any class of common stock of the Corporation or any other class of stock or series thereof ranking junior to the Series A Preferred Shares with respect to the distribution of assets upon a Liquidation. No payment on account of any Liquidation shall be made to the holders of any class or series of stock ranking on a parity with the Series A Preferred Shares in respect of the distribution of assets upon Liquidation unless there shall likewise be paid at the same time to the holders of the Series A Preferred Shares like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding Series A Preferred Shares and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution.

            (c) If the assets distributed to the holders of Series A Preferred Shares upon any Liquidation shall be insufficient to permit the payment to such holders of the full amount to which they are entitled in such circumstances, then such assets or the proceeds thereof shall be distributed among such holders ratably in proportion to the sums which would be payable to such holders if all sums were paid in full.

            (d) Once any payment required upon any Liquidation is made to any holder of Series A Preferred Shares, there shall not be any conversion rights in respect of such shares pursuant to Section 4 hereof unless the full amount of all such distributions and payment made in respect of such shares being converted is remitted to the Corporation prior to or concurrently with the conversion of such shares.

            (e) Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a Liquidation for purposes of this Section 5.

            (f) Written notice of any Liquidation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date stated therein, to the holders of record of the Series A Preferred Shares at their respective addresses as the same shall appear on the books of the Corporation or any transfer agent for the Series A Preferred Shares.

Section 6.  Voting Rights.

            (a) Except as otherwise provided by paragraph (b) of this Section 6 or required by law, the holders of Series A Preferred Shares shall not be entitled to vote on any matter on which the holders of any voting securities of the Corporation shall be entitled to vote.

            (b) So long as any Series A Preferred Shares remain outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by applicable law) of the holders of more than sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series A Preferred Shares, voting together as a single class:

                (A) alter or change the rights, preferences or privileges of the Series A Preferred Shares so as to affect adversely such Series A Preferred Shares;

                (B) sell, convey or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a corporation owned by or under common ownership with the Corporation), provided, however, that the holders of Series A Preferred Shares shall have no voting rights under this subparagraph (B) of paragraph (b) of this Section 6 with respect to an event or occurrence which constitutes a Special Redemption Event;

                (C) increase the authorized number of Series A Preferred Shares; or

                (D) create any new class or series of stock, or any other securities convertible into equity securities of the Corporation having rights or preferences over, or on a parity with, the Series A Preferred Shares.

            (c) For purposes of any vote of the holders of Series A Preferred Shares pursuant to the foregoing provisions of this Section 6, each Series A Preferred Share shall have one (1) vote per share.

Section 7. Sinking Fund. No sinking fund or other mechanism for the segregation of funds shall be established for the purpose of redemption or repurchase of the Series A Preferred Shares or payment of dividends thereon.

Section 8. Certain Definitions. For purposes of this Certificate of Designations, the following terms shall have the meanings as set forth below.

            "Average Market Price" means, with respect to a share of Common Stock on any date of determination, the lesser of (a) the average of the daily Closing Prices for the thirty (30) consecutive Trading Days ending on the date of determination or (b) the average of the daily Closing Prices for the fifteen
(15) consecutive Trading Days ending on the date of determination; provided, however, that in averaging the daily Closing Prices for such Trading Days, all adjustments shall be made as are necessary to reflect any subdivision, reclassification, recapitalization or combination of, or dividend paid or distribution made on, shares of Common Stock during such period of Trading Days.

            "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York, London, England or Zurich, Switzerland are not required to be open.

            "Change of Control" means, with respect to the Corporation, (i) the acquisition of ownership (by any Person or "group" within the meaning of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) required to file a Schedule 13D under the Exchange Act (other than a Person or "group" owning greater than 20% and less than 50% of the voting power of the capital stock of the Corporation that otherwise meets the requirements of a Person or "group" eligible to file a Schedule 13G in lieu of a
Schedule 13D) of greater than 30% of the voting power of the capital stock of the Corporation (which acquisition is not approved by the Corporation's board of directors, regardless of whether such acquisition is by sale or other transfer of capital stock, merger, consolidation or other reorganization or means, including a reorganization under bankruptcy or insolvency laws) (such acquisition of ownership may sometimes be referred to herein as an "Involuntary Change of Control") or (ii) the consummation of a sale, transfer or other disposition of greater than 30% of the assets of the Corporation (determined on a combined and consolidated fair market value basis) in one or a series of related transactions to any Person that is not an affiliate of the Corporation.

               "Change of Control Conversion Event" means the occurrence of a Change of Control or Merger without the written consent of the holders of more than 66 2/3% of the Series A Preferred Shares then outstanding.

               "Closing Price" on any Trading Day shall mean the closing sales price regular way on such day for one share of Common Stock or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available in such manner as furnished by any New York Stock Exchange member-firm selected from time to time by the Board of Directors of the Corporation for that purpose.

               "Common Stock" means common stock of the Corporation, par value $0.001 per share.

               "Conversion Date" shall be the same day as the Proposed Conversion Date, provided that (i) the holder of Series A Preferred Shares has not delivered a notice of revocation in accordance with paragraph (e) of Section 4 and (ii) the Corporation has not properly delivered a notice of redemption pursuant to paragraph (b) of Section 3 naming any date on or prior to the Proposed Conversion Date as the Proposed Redemption Date, and such notice to redeem has not been revoked prior to such date in accordance with paragraph (b) of Section 3. Notwithstanding the foregoing, in the event that the holders of more than sixty-six and two-thirds percent (66 2/3%) of the outstanding Series A Preferred Shares hold registration rights with respect to Common Stock into which such Series A Preferred Shares can be converted, and such holders have delivered to the Corporation, concurrently with any notice of conversion under paragraph (e) of Section 4, a notice requesting registration of such Common Stock upon conversion in an underwritten securities offering, then the Conversion Date shall be delayed so that it occurs (i) on or after the effective date of such registration and (ii) immediately prior to the purchase of such Common Stock by the underwriter(s) undertaking such offering.

               "Corporation" has the meaning set forth in the first paragraph hereof.

               "Dividend Yield" means, with respect to each Series A Preferred Share for each quarter, or such lesser period as may arise in connection with the issuance, redemption or conversion of such share, or with any Liquidation, the amount accruing on such share during the quarter, or such lesser period, at an annual rate equal to the Preferred Dividend Yield Rate, applied to the sum of
(A) such share's Original Value, plus (B) Unpaid Dividend Yield thereon for all prior periods. Dividend Yield for any period shorter than a full quarterly dividend period shall be computed on the basis of the actual number of days elapsed over a 360 day year. Dividend Yield shall begin accruing on each Series A Preferred Share on the Issuance Date of such share and shall accrue to, but not including, the Redemption Date, Special Redemption Date or Conversion Date for such share (or other date on which such Series A Preferred Share is no longer outstanding).

               "GAAP" means United States generally accepted accounting principles, consistently applied.

               "Issuance Date" means, for each Series A Preferred Share, the date on which such share was originally issued by the Corporation.

               "LIBOR" means an interest rate per annum equal to (a) the rate of interest for deposits in U.S. Dollars having a term of three months appearing on Telerate Page 3750 (as defined in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., as modified and amended from time to time (the "Definitions") ("Page 3750") at approximately 11:00 a.m. London time, on the day that is two Business Days prior to the applicable Issuance Date or Preferred Dividend Payment Date, (b) in the event such rate is not available from Page 3750, the rate of interest for deposits in U.S. Dollars having a term of three months appearing on the Reuters Screen ISDA Page (as defined in the Definitions) (the "ISDA Page") at approximately 11:00 a.m. London time on the day that is two Business Days prior to the applicable Issuance Date or Preferred Dividend Payment Date, (c) in the event such rate is not available from the ISDA Page, the rate per annum for deposits in U.S. Dollars having a term of three months equal to the USD-LIBOR-Reference Banks rate (as defined in the Definitions) at approximately 11:00 a.m. London time on the day that is two Business Days prior to the applicable Issuance Date or Preferred Dividend Payment Date or (d) in the event such rate is not available from the USD-LIBOR-Reference Banks, if determined for a Preferred Dividend Payment Date, the rate per annum for deposits in U.S. Dollars having a term of three months equal to LIBOR in effect for the previous Issuance Date or Preferred Dividend Payment Date, as the case may be, or, if determined for the Issuance Date, the most recent such rate available from the USD-LIBOR Reference Banks. For purposes of calculating the Preferred Dividend Yield Rate for any particular Series A Preferred Shares, LIBOR shall be such rate as reported on the applicable Issuance Date; provided, such rate shall be adjusted up or down, effective on the first day of each subsequent calendar quarter (i.e., January 1, April 1, July 1 and October 1), to reflect the current published rate on the last Trading Day of the prior calendar quarter, until such time that no Series A Preferred Shares remain outstanding.

               "Liquidity Factor" means, with respect to any conversion other than pursuant to a Special Conversion Event, an amount equal to (i) 0.90 if the Conversion Date for such conversion falls 60 days or more after a Change of Control Conversion Event, or (ii) 1.00 if the Conversion Date does not fall 60 days or more after the occurrence of a Change of Control Conversion Event.

               "Liquidation" means any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary.

               "Market Price at Conversion" means the Average Market Price of one share of Common Stock determined as of the Proposed Conversion Date.

               "Merger" means (i) a merger or consolidation approved by the Corporation's board of directors, by and between the Corporation and another Person pursuant to the provisions of Sections 251 through 264 of the Delaware General Corporation Law or (ii) the acquisition of ownership (by any Person or "group" within the meaning of Sections 13(d) and 13(g) of the Exchange Act required to file a Schedule 13D under the Exchange Act (other than a Person or "group" owning greater than 20% and less than 50% of the voting power of the capital stock of the Corporation that otherwise meets the requirements of a Person or "group" eligible to file a Schedule 13G in lieu of a Schedule 13D) of greater than 30% of the voting power of the capital stock of the Corporation (which acquisition is approved by the Corporation's board of directors, regardless of whether such acquisition is by sale or other transfer of capital stock, merger, consolidation or other reorganization or means, including a reorganization under bankruptcy or insolvency laws).

               "Original Issuance Date" means the first date on which any Series A Preferred Shares were originally issued by the Corporation.

               "Original Value" of each Series A Preferred Share shall be equal to $1,000, as proportionally adjusted for all stock splits, stock dividends, and any other subdivisions, combinations, reclassifications or recapitalization affecting the Series A Preferred Shares.

               "Person" means any individual, partnership, joint venture, corporation, limited liability company, association, joint stock company, trust or unincorporated organization or association, or a government or any department or agency or political subdivision thereof.

               "Preferred Dividend Payment Date" has the meaning set forth in paragraph (a) of Section 2.

               "Preferred Dividend Tax Adjustment Factor" has the meaning set forth in paragraph (c) of Section 2.

               "Preferred Dividend Yield Rate" means (A) the sum of (i) LIBOR, expressed as an annual percentage, and (ii) an additional percentage amount based on the S&P Rating of the Series A Preferred Shares (adjusted annually) as set forth in the table below:

               S&P Rating                   Additional Percentage Amount
               ----------                   ----------------------------
               AA                           0.50%
               AA-                          0.75%
               A+                           1.00%
               A                            1.25%
               A-                           1.50%
               BBB+                         2.00%
               BBB                          2.50%
               BBB-                         3.00%
               BB+                          4.00%
               BB                           5.50%
               BB-                          6.50%

               Less than BB- or unrated     8.50%

               Upon the occurrence of a Special Conversion Event, the Preferred Dividend Yield Rate shall be adjusted effective as of the Preferred Dividend Payment Date next succeeding the date of such Special Conversion Event based on the S&P Rating as adjusted pursuant to such Special Conversion Event.

               With respect to any Series A Preferred Shares that have been issued and outstanding for four (4) years or more, the additional percentage amounts listed in the right hand column of the above table shall be modified on each anniversary of the Issuance Date for such Series A Preferred Shares, beginning on the fourth (4th) anniversary of such Issuance Date, by adding to such percentage amount an amount equal to: 12.5 basis points times the number of such anniversaries of the Issuance Date that have passed after the third (3rd) anniversary (i.e., the fourth (4th) anniversary shall be counted as the first
(1st) anniversary that has so passed, the fifth (5th) anniversary shall be counted as the second (2nd) anniversary that has so passed, etc.) for all rating classes from AA through A-; and 50 basis points times the number of such anniversaries of the Issuance Date that have passed after the third (3rd) anniversary (i.e., the fourth (4th) anniversary shall be counted as the first
(1st) anniversary that has so passed, the fifth (5th) anniversary shall be counted as the second (2nd) anniversary that has so passed, etc.) for rating classes BBB+ or lower.

               "Proposed Conversion Date" shall mean the date on which a holder of Series A Preferred Shares proposes to convert any or all of the Series A Preferred Shares, as set forth in its notice to the Corporation properly delivered in accordance with paragraph (e) of Section 4.

               "Proposed Redemption Date" shall mean the date on which the Corporation proposes to redeem any or all of the Series A Preferred Shares, as set forth in its notice to holders of Series A Preferred Shares properly delivered in accordance with paragraph (b) of Section 3.

               "Redemption Date" shall be the same day as the Proposed Redemption Date, provided that (i) the Corporation has not withdrawn its intention to redeem the Series A Preferred Shares pursuant to paragraph (c) of
Section 3; and (ii) proper provision for the payment of the Redemption Price to holders of Series A Preferred Shares being redeemed has been made in accordance with paragraph (b) of Section 3 by the close of business on the Proposed Redemption Date.

               "Redemption Price" for each Series A Preferred Share shall be equal to the sum of (A) the Original Value, plus (B) Unpaid Dividend Yield to and including the Redemption Date on such share.

               "S&P Rating" means the Preferred Stock Rating of the Series A Preferred Shares as in effect from time to time by the Standard & Poor's Division of The McGraw-Hill Companies or any successor. The Corporation shall use its reasonable best efforts to obtain an S&P Rating with respect to the Series A Preferred Shares as soon as practicable after the applicable Issuance Date or Special Conversion Event, if any.

               "Series A Preferred Shares" has the meaning set forth in Section
1.

               "Special Conversion Event" means the occurrence of the following event: the consolidated stockholders' equity of the Corporation and its consolidated subsidiaries, as determined in accordance with GAAP, is less than US$215,000,000, excluding goodwill and prior to giving effect to the invested capital relating to any issued and outstanding Series A Preferred Shares, and such condition remains uncured for over sixty (60) days.

               "Special Conversion Rate" means, with respect to the conversion of Series A Preferred Stock to shares of Common Stock in the event of a Special Conversion Event, the conversion of each Series A Preferred Share into the number of Common Stock shares resulting from dividing (i) the Original Value of such Series A Preferred Share, plus Unpaid Dividend Yield accumulated to date for all previous dividend periods up to and including the dividend period ending on the Conversion Date, by (ii) the Market Price at Conversion.

               "Special Redemption Date" has the meaning set forth in Section 3(e).

               "Substantial Change of Business Mix" means, after the occurrence of an Involuntary Change of Control subsequent to which a holder of Series A Preferred Shares has elected to retain the Series A Preferred Shares held by it, the Corporation and its subsidiaries taken as a whole (i) engage in the significant underwriting of insurance business other than direct personal lines property and casualty and life insurance and retirement annuities, as determined at the end of each calendar quarter after the Involuntary Change of Control from the quarterly statements of the insurance company subsidiaries of the Corporation; or (ii) except for the potential quota share reinsurance of its life insurance business, cede more than 50% of its ultimate net liability on policies issued by subsidiaries of the Corporation.

               "Trading Day" shall mean a date on which the New York Stock Exchange (or if different, the principal national securities exchange on which the Common Stock is listed or admitted to trading) is open for the transaction of business.

               "Treaty" means a 20% Multiline Quota Share Reinsurance Agreement substantially similar to the Treaty as defined in the Catastrophe Equity Securities Issuance Option and Reinsurance Right Agreement dated May 7, 2002 by and among the Corporation, Swiss Re Financial Products Corporation and Swiss Re America Corporation.

               "Unpaid Dividend Yield" of any Series A Preferred Share means, for any particular quarterly period (or lesser period, as may arise in connection with the issuance, redemption or conversion of such shares, or with any Liquidation), an amount equal to the excess, if any, of (A) the aggregate Dividend Yield accrued on such share in such period, over (B) the aggregate amount of cash dividends or distributions paid by the Corporation in satisfaction of Dividend Yield on such shares for such period.

Section 9.     Miscellaneous.

              (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (a) on the date of delivery if delivered personally or sent by facsimile transmission (which transmission shall be confirmed by telephone), (b) on the next Business Day if sent by overnight delivery service or (c) fifteen (15) days after mailing if sent by certified, registered or express mail, postage prepaid, if properly addressed or directed to such party at the appropriate address or facsimile number set forth below, or such address or facsimile number as such party may designate by written notice to the other parties:

              (i) if to the Corporation to:

                  Horace Mann Educators Corporation
                  Mail No. G 016
                  One Horace Mann Plaza
                  Springfield, Illinois 62715-0001
                  Attention:  George Zock
                              Executive Vice President

                  with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, NY 10166-0193
                  Attention: Conor Reilly

                  (ii) if to a holder of the Series A Preferred Shares: to such holder at the address for such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Shares if appropriate).

              (b) In the event a holder of Series A Preferred Shares shall not by written notice designate the name to whom payment upon redemption of Series A Preferred Shares should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series A Preferred Shares as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

              (c) All payments in the form of dividends and distributions and distributions upon any Liquidation or otherwise made upon the Series A Preferred Shares and any other shares of stock ranking on a parity with the Series A Preferred Shares with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series A Preferred Shares and such other shares of stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, payable per share on the Series A Preferred Shares and such other shares of stock bear to each other.

                  (d) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Shares.

                                  SCHEDULE 1.9

                          DEFINITION OF LOSS OCCURRENCE

"Loss occurrence" will mean the sum of all individual losses directly occasioned by any one disaster, accident, or loss or series of disasters, accidents, or losses arising out of one event, which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. The duration and extent of any one "loss occurrence" will be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term "loss occurrence" will be further defined as follows:

         A. As regards windstorm, hail, tornado, hurricane, and cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. The event need not be limited to one state or province or states or provinces contiguous thereto.

         B. As regards riot, riot attending a strike, civil commotion, vandalism, and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses that occur beyond such 72 consecutive hours during the continued occupation of an insured's premises by strikers, provided such occupation commenced during the aforesaid period.

         C. As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the opening paragraph of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses that commence during the period of 168 consecutive hours may be included in the Company's "loss occurrence."

         D. As regards "freeze," only individual losses directly occasioned by collapse, breakage of glass, and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company's "loss occurrence."

For all "loss occurrences" other than those referred to in B. above, the Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident, or loss and provided that only one such period of 168 consecutive hours will apply with respect to one event, except for those "loss occurrences" referred to in A. above where only one such period of 72 consecutive hours will apply with respect to one event.

As respects those "loss occurrences" referred to in B. above, if the disaster, accident, or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident, or loss into two or more "loss occurrences" provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident, or loss.

No individual losses occasioned by an event that would be covered by 72 hours provisions may be included in any "loss occurrence" claimed under the 168 hours provisions.

Losses directly or indirectly occasioned by:

(i)      loss of, alteration of, or damage to

(ii)     a reduction in the functionality, availability or operation of a computer system, hardware, programme, software, data, information repository, microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the policyholder of the Company or not, do not in and of themselves constitute an event unless arising out of one or more of the following perils:

         fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow.

                                  SCHEDULE 1.29

                              BINDER OF REINSURANCE
                              MULTILINE QUOTA SHARE
                              REINSURANCE AGREEMENT
                  (hereinafter referred to as the "Agreement")

                                     Between

                         HORACE MANN INSURANCE COMPANIES
                              Springfield, Illinois
                   (hereinafter referred to as the "Company")

                                       and

                      SWISS REINSURANCE AMERICA CORPORATION
                                Armonk, New York
                  (hereinafter referred to as the "Reinsurer")

BUSINESS COVERED:          The Company obligates itself to cede to the Reinsurer
                           and the Reinsurer obligates itself to accept from the Company a 10% Quota Share participation of the Company's Ultimate Net Liability for the Policies in force as of the Inception Date, and new and renewal
                           Policies becoming effective on or after said date as respects losses occurring on or after the Inception
                           Date.

                           Under this Agreement, the indemnity for reinsured loss applies to Homeowners, Personal Automobile Liability and Personal Automobile Physical Damage except as excluded under this Agreement.

INCEPTION DATE AND         This Agreement shall become effective with respect to
TERMINATION DATE:          in force, new and renewal business effective on or
                           after the Inception Date and shall remain in force for 12 months from the Inception Date, such date to be the Termination Date.

                           As of the Termination Date of this Agreement, all reinsurance hereunder shall be automatically cancelled as of the Termination Date and the Reinsurer shall be released of all liability as respects losses occurring subsequent to the Termination Date. The Reinsurer shall return to the Company the unearned premiums on the hereunder at the Termination Date, less the commission allowed thereon.

                                            The Inception Date shall be
                                            determined based on the terms and
                                            conditions of the CLOCS agreement
                                            with SRFP.

TERRITORY:                                  United States of America, its
                                            territories and possessions, and
                                            Canada, except as respects Inland
                                            Marine business covered hereunder
                                            where the territorial limits shall
                                            be those of the policies concerned.

LIMIT AND RETENTION:                        This Quota Share Agreement is
                                            subject to a maximum cession limit
                                            of $750,000 Ultimate Net Liability
                                            each Occurrence (10% share of the
                                            Company's Ultimate Net Liability of
                                            $7,500,000 each occurrence).

                                            If the Company's Accident Year Loss
                                            Ratio for the period exceeds 77.0%,
                                            the Company will retain as a loss
                                            corridor deductible, loss and Loss
                                            Adjustment Expense for which the
                                            Reinsurer would otherwise be liable
                                            for the difference between the
                                            actual Accident Year Loss Ratio and
                                            77.0%, calculated per the following
                                            paragraph.

                                            The Loss Ratio percentage points
                                            comprising the loss corridor
                                            deductible shall be 13.0 Loss Ratio
                                            percentage points adjusted by the
                                            difference in the cumulative trend
                                            percent less cumulative rate change
                                            percent from January 1, 2002 until
                                            the Inception Date, subject to a
                                            minimum loss corridor deductible of
                                            13.0 Loss Ratio percentage points.

                                            The Reinsurer will then be liable
                                            for its 10% share of the next 15.0
                                            Loss Ratio percentage points in
                                            excess of the number of loss
                                            corridor deductible Loss Ratio
                                            percentage points, and shall have no
                                            liability excess of such amount of
                                            Accident Year Loss Ratio percentage
                                            points.

DEFINITION OF                               The term "Ultimate Net Liability"
ULTIMATE                                    shall mean the of the remaining
NET LIABILITY:                              portion of the Company's gross
                                            liability including 90% ECO and 90%
                                            XPL (within the Agreement limits) as
                                            defined herein, from each Occurrence
                                            reinsured under this Agreement after
                                            deducting recoveries from all other
                                            reinsurance (excluding the aggregate
                                            cover), if any, whether specific or
                                            general and whether collectible or
                                            not.

REINSURANCE PREMIUM:                        The Company shall cede to the
                                            Reinsurer 10% of the Company's
                                            unearned premiums on its Ultimate
                                            Net Liability in force as of the
                                            Inception Date on the business
                                            covered hereunder.

                                            The Company shall cede to the
                                            Reinsurer 10% of the Company's Net
                                            Premiums Written applicable to new
                                            and renewal Policies becoming
                                            effective on or after the Inception
                                            Date, with respect to its Ultimate
                                            Net Liability on the business
                                            covered hereunder.

                                            The term "Net Premiums Written"
                                            shall mean gross and additional
                                            premiums less return premiums, less
                                            premiums ceded on all other
                                            reinsurance.

CEDING COMMISSION:                          The Reinsurer shall allow to the
                                            Company a ceding commission
                                            allowance of 20.0% of the Net
                                            Premiums Written, ceded hereunder.

ACCIDENT YEAR LOSS                          In calculating the Accident Year
RATIO:                                      Loss Ratio, direct earned premium
                                            less all ceded reinsurance earned
                                            premium will be used to determine
                                            Net Earned Premium. Net Incurred
                                            Loss will be equal to the total of
                                            all Ultimate Net Liability. Accident
                                            Year Loss Ratio will equal Net
                                            Incurred Loss divided by Net Earned
                                            Premium.

                                            The term "incurred losses" means all
                                            losses and Loss Adjustment Expenses
                                            paid less recoveries, including
                                            salvage and subrogation, plus Losses
                                            and Loss Adjustment Expenses
                                            outstanding (including IBNR) as
                                            respects losses which occurred
                                            during the term.

REPORTS AND
REMITTANCES:                                Within 5 days after receiving a
                                            signed binder of reinsurance the
                                            Company shall pay to the Reinsurer
                                            the Reinsurer's pro rata share of
                                            the Company's unearned premium
                                            reserve segregated by Line of
                                            Business on the business in force as
                                            of the Inception Date.

                                            Within 30 days after the close of
                                            each quarter the Company shall
                                            forward a quarterly account
                                            summarizing the following
                                            transactions under this Agreement
                                            during the quarter:

                                            Net Premiums written ceded
                                            segregated by Line of business;

                                            Commissions;

                                            Loss and LAE paid less recoveries,
                                            segregated by Line of Business, by
                                            year of loss;

                     Unearned Premium Reserves segregated by Line of Business at the end of the quarter and calculated on a monthly pro rata basis;

                     Estimated loss and LAE reserves outstanding at the end of the quarter segregated by Line of Business, by year of loss.

                     The balance due either party shall be paid within 45 days after the close of each quarter for the transactions during such quarter.

EXCLUSIONS:          See Attached.

OTHER CLAUSES:       .  90% ECO and 90% XPL Covered up to limits.
                     .  Definition of Occurrence - No Reinstatement (attached)
                     .  Catastrophe Reinsurance
                     .  Currency
                     .  Definition of Risk
                     .  Dispute Resolution
                     .  Errors or omissions
                     .  Insolvency
                     .  Losses, Loss Adjustment Expenses and Salvages
                     .  Offset
                     .  Special Termination
                     .  Taxes
                     .  Others to be Agreed


Upon signature by a duly authorized representative of the Reinsurer, this Binder of Reinsurance shall be effective until superseded by an Agreement of Reinsurance signed by duly authorized representatives of the Reinsurer and the Company.

SRA Participation Accepted Hereon:  100% of 10%

Authorized Signature:____________________________

Date:__________________________

Horace Mann Authorized Signature:__________________________

Date:__________________

EXCLUSIONS

THIS AGREEMENT DOES NOT COVER:

A.       THE FOLLOWING GENERAL CATEGORIES

         1.   All Lines of Business not specifically listed in Business Covered.

         2. Policies issued with a deductible of $100,000 or more; provided this exclusion shall not apply to Policies which customarily provide a percentage deductible on the perils of earthquake or windstorm.

         3. Reinsurance assumed, except pro rata local agency reinsurance on specific risks.

         4.   Ex-gratia Payments.

         5. Loss or damage occasioned by war, invasion, revolution, bombardment, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, martial law, or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard form of Policy containing a standard war exclusion clause.

         6. Insolvency Funds as per the attached Insolvency Funds Exclusion Clause, which is made part of this Agreement.

         7. Pool, Syndicate and Association business as per the attached Pools, Associations and Syndicates Exclusion Clause, which is made part of this Agreement.

         8. Risks where the Total Insured Value, per risk, exceeds the figure specified as per, the attached Total Insured Value Exclusion Clause, which is made part of this Agreement.

B.       THE FOLLOWING CLASSES OF BUSINESS AND TYPES OF RISKS

         1.   Mortgage Impairment.

         2.   Growing and/or standing crops.

         3.   Mortality and Health covering birds, animals or fish.

         4.   All onshore and offshore gas and oil drilling rigs.

         5. Petrochemical operations engaged in the production, refining or upgrading of petroleum or petroleum derivatives or natural gas.

         6.   Satellites.

         7.   All railroad business.

         8.       As respects Inland Marine business:

                  a.    Registered Mail and Armored Car Policies.
                  b.    Jeweler's Block Policies.
                  c.    Furrier's Customers Policies.
                  d.    Rolling Stock.
                  e. Parcel Post when written to cover banks and financial institutions.
                  f.    Commercial Negative Film Insurance.
                  g.    Garment Contractors Policies.
                  h.    Mining Equipment while underground.
                  i.    Radio and Television Broadcasting Towers.
                  j. Motor Truck Cargo Insurance written for common carriers operating beyond a radius of 200 miles.

C.       THE FOLLOWING PERILS

         1.       Flood and/or Earthquake when written as such.

         2.       Difference in Conditions, however styled.

         3. Pollution and Seepage as per the attached Pollution and Seepage Exclusion Clause, which is made part of this Agreement.

         4. Nuclear Incident Exclusion Clauses which are attached and made part of this Agreement:

                  a. Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A.
                  b. Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - Canada.
                  c.    Nuclear Incident Exclusion Clause - Reinsurance - No. 4.

D. In the event the Company is inadvertently bound on any risk which is excluded under this Agreement and identified below, the reinsurance provided under this Agreement shall apply to such risk until discovery by the Company within its Home Office of the existence of such risk and for 30 days thereafter, and shall then cease unless within the 30 day period, the Company has received from the Reinsurer written notice of its approval of such risk.

                         SUPPLEMENT TO THE ATTACHMENTS

         DEFINITION OF IDENTIFICATION TERMS USED WITHIN THE ATTACHMENTS

A. Wherever the term "Company" or "Reinsured" or "Reassured" or whatever other term is used to designate the reinsured company or companies within the various attachments to the reinsurance agreement, the term shall be understood to mean Company or Reinsured or Reassured or whatever other term is used in the attached reinsurance agreement to designate the reinsured company or companies.

B. Wherever the term "Agreement" or "Contract" or "Policy" or whatever other term is used to designate the attached reinsurance agreement within the various attachments to the reinsurance agreement, the term shall be understood to mean Agreement or Contract or Policy or whatever other term is used to designate the attached reinsurance agreement.

C. Wherever the term "Reinsurer" or "Reinsurers" or "Underwriters" or whatever other term is used to designate the reinsurer or reinsurers in the various attachments to the reinsurance agreement, the term shall be understood to mean Reinsurer or Reinsurers or Underwriters or whatever other term is used to designate the reinsuring company or companies.

--------------------------------------------------------------------------------

                        INSOLVENCY FUNDS EXCLUSION CLAUSE

This Agreement excludes all liability of the Company arising by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund or from reimbursement of any person for any such liability. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by any person of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

               POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE

SECTION A

Excluding:

(a) All Business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

(b) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968, for the purpose of insuring Property whether on a country-wide basis or in respect of designated areas. This Exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

SECTION B

It is agreed that business, written by the Company for the same perils, which is known at the time to be insured by or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance is excluded hereunder:

         Industrial Risk Insurers (successor to Factory Insurance Association and Oil Insurance Association); Associated Factory Mutuals; Improved Risk Mutuals.

         Any Pool, Association or Syndicate formed for the purpose of writing Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs.

         United States Aircraft Insurance Group, Canadian Aircraft Insurance Group, Associated Aviation Underwriters, American Aviation Underwriters.

SECTION B does not apply:

(a) Where the Total Insured value over all interests of the risk in question is less than $250,000,000.

(b) To interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a Blanket basis.

(c) To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above.

(d) To risks as follows: Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builders Risks on the classes of risks specified in this subsection (d) only.

                      TOTAL INSURED VALUE EXCLUSION CLAUSE

It is the mutual intention of the parties to exclude risks, other than Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (except Railroad schedules) and Builders Risk on the above classes where, at the time of the cession, the Total Insured Value over all interests exceeds $250,000,000. However, the Company shall be protected hereunder, subject to the other terms and conditions of this Agreement, if subsequently to cession being made the Company becomes acquainted with the true facts of the case and discovers that the mutual intention has been inadvertently breached, the Company shall at the first opportunity, and certainly by next anniversary of the original policy, exclude the risk in question.

It is agreed that this mutual intention does not apply to Contingent Business Interruption or to interest traditionally underwritten as Inland Marine or to Stock and/or Contents written on a blanket basis except where the Company is aware that the Total Insured Value of $250,000,000 is already exceeded for buildings, machinery, equipment and direct use and occupancy at the key location.

It is understood and agreed that this Clause shall not apply hereunder where the Company writes 100% of the risk.

Notwithstanding anything contained herein to the contrary, it is the mutual intention of the parties in respect of bridges and tunnels to exclude such risks where the Total Insured Value over all interests exceeds $250,000,000.

                     POLLUTION AND SEEPAGE EXCLUSION CLAUSE

This Reinsurance does not apply to:

         1. Pollution, seepage, contamination or environmental impairment insurances (hereinafter collectively referred to as "pollution"), however styled;

         2. Loss or damage caused directly or indirectly by pollution, unless said loss or damage follows as a result of a loss caused directly by a peril covered hereunder;

         3. Expenses resulting from any governmental direction or request that material present in or part of or utilized on an insured's property be removed or modified, except as provided in 5. below;

         4.    Expenses incurred in testing for and/or monitoring pollutants;

         5. Expenses incurred in removing debris, unless (A) the debris results from a loss caused directly by a peril covered hereunder, and (B) the debris to be removed is itself covered hereunder, and
               (C) the debris is on the insured's premises, subject, however, to a limit of $5,000 plus 25% of (i) the property damage loss, any risk, any one location, any one original insured, and (ii) any deductible applicable to the loss;

         6. Expenses incurred to extract pollutants from land or water at the insured's premises unless (A) the release, discharge, or dispersal of pollutants results from a loss caused directly by a peril covered hereunder, and (B) such expenses shall not exceed $10,000;

         7. Loss of income due to any increased period of time required to resume operations resulting from enforcement of any law regulating the prevention, control, repair, clean-up or restoration of environment damage;

         8. Claims under 5. and/or 6. above, unless notice therefore is given to the Company within 180 days after the date of the loss occurrence to which such claims relate.

"Pollutants" means any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste. Waste includes materials to be recycled, reconditioned or reclaimed.

Where no pollution exclusion has been accepted or approved by an insurance regulatory authority for use in a policy that is subject to this Agreement or where a pollution exclusion that has been used in a policy is overturned, either in whole or in part, by a court having jurisdiction, there shall be no recovery for pollution under this Agreement unless said pollution loss or damage follows as a result of a loss caused directly by a peril covered hereunder.

Nothing herein shall be deemed to extend the coverage afforded by this reinsurance to property or perils specifically excluded or not covered under the terms and conditions of the original policy involved.

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A.

N.M.A. 1119

1. This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph 1. of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

         I. Nuclear reactor power plants including all auxiliary property on the site, or

         II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

         III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

         IV. Installations other than those listed in paragraph 2. III. above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operation of paragraphs 1. and 2. of this Clause, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3. shall not operate:

         (a) where the Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

         (b) where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However, on and after 1st January, 1960, this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.       Without in any way restricting the operation of paragraphs 1., 2. and
         3. of this Clause, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. It is understood and agreed this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6. The term "special nuclear material" shall have the meaning given to it by the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.    Reassured to be sole judge of what constitutes:

      (a)   substantial quantities, and

      (b)   the extent of installation., plant or site.

NOTE: - Without in any way restricting the operation of paragraph 1. hereof, it is understood and agreed that

      (a) all policies issued by the Reassured on or before 31st December, 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1960 whichever first occurs whereupon all the provisions of this Clause shall apply,

      (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December, 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

N.M.A. 1119

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - CANADA

N.M.A. 1980

1. This Agreement does not cover any loss or liability accruing to the Company directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph 1. of this clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

         a. Nuclear reactor power plants including all auxiliary property on the site, or

         b. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

         c. Installations for fabricating complete fuel elements or for processing substantial quantities of prescribed substances, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

         d. Installations other than those listed in c. above using in substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operation of paragraphs 1. and 2. of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3. shall not operate:

         a. where the Company does not have knowledge of such nuclear reactor power plant or nuclear installation, or

         b. where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

4.       Without in any way restricting the operation of paragraphs 1., 2. and
         3. of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.

6. The term "prescribed substances" shall have the meaning given to it by the Atomic Energy Control Act R.S.C. 1974 or by any law amendatory thereof.

7.       Company to be sole judge of what constitutes:

         a.    substantial quantities, and

         b.    the extent of installation, plant or site.

8. Without in any way restricting the operation of paragraphs 1., 2., 3. and 4. of this clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, caused by any nuclear incident as defined in The Nuclear Liability Act, nuclear explosion or contamination by radioactive material.

NOTE:       Without in any way restricting the operation of paragraphs 1., 2.,
            3. and 4. of this clause, paragraph 8. of this clause shall apply to all original contracts of the Company whether new, renewal or replacement which become effective on or after December 31, 1984.

N.M.A. 1980

NUCLEAR INCIDENT EXCLUSION CLAUSE - REINSURANCE - NO. 4

1. The Reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operations of Nuclear Incident Exclusion Clauses, - Liability, - Physical Damage, - Boiler and machinery and paragraph 1. of this Clause, it is understood and agreed that for all purposes of the reinsurance assumed by the Reinsurer from the Reinsured, all original insurance policies or contracts of the Reinsured (new, renewal and replacement) shall be deemed to include the applicable existing Nuclear Clause and/or Nuclear Exclusion Clause(s) in effect at the time and any subsequent revisions thereto as agreed upon and approved by the Insurance Industry and/or a qualified Advisory or Rating Bureau.

                                  SCHEDULE 5.10

                              OFFICER'S CERTIFICATE

This certifies that (1) the representations and warranties of Horace Mann Educators Corporation, a Delaware corporation (the "Company", as further defined below) contained in Article 3 of the Agreement (as defined below), were true and accurate in all material respects on the date of the Agreement, and are true and accurate in all material respects as of the date of this Certificate, (2) the Company has, as of the date of this Certificate, satisfied all conditions set forth in Article 5 of the Agreement, (3) the Company is not, as of the date of this Certificate, in breach of any of the covenants and agreements required to be complied with by the Company as set forth in Article 6 of the Agreement, and
(4) the representation and warranty of the Company described in Section 5.8 of the Agreement is true and accurate in all material respects as of the date of this Certificate. This Certificate is being delivered pursuant to Section 5.10 of the Agreement.

For the purposes of this Certificate, the term (a) "Agreement" means that certain Catastrophe Equity Securities Issuance Option and Reinsurance Option Agreement dated as of May 7, 2002 between the Company and ____________________, a ___________________ corporation, including its exhibits and schedules, and (b) the "Company" includes the HM Insurance Subsidiaries (as defined in the Agreement), on behalf of which the Company has the requisite power and authority to make the applicable representations and warranties in Article 3 of the Agreement and pursuant to this Certificate.

Dated:  _________________
                                          Horace Mann Educators Corporation,
                                          a Delaware corporation



                                          By:___________________________________
                                          Name:
                                          Title:

                                  SCHEDULE 5.12

                               [Form of Opinion of Gibson, Dunn & Crutcher, LLP]

Swiss Re Financial Products Corporation
55 East 52nd Street
New York, NY 10055

            Re: Catastrophe Equity Securities Issuance Option and Reinsurance Option Agreement dated as of May 7, 2002 (the "Agreement") between Option Writer and Horace Mann Educators Corporation, a Delaware corporation (the "Company").

Ladies and Gentlemen:

            We have acted as special counsel to the Company in connection with the Agreement. Capitalized terms used in this opinion and not otherwise defined shall have the meanings assigned to them in the Agreement.

            In rendering this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction as being true copies of the documents and instruments relevant to our opinion.

            We have, with your permission, assumed, without independent investigation or inquiry with respect to any matter, that: the signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity (except in the case of documents signed on behalf of the Company) and competency and were duly authorized (except in the case of documents signed on behalf of the Company), the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals.

            With respect to questions of fact material to the opinions expressed below, we have, with your consent, relied upon certificates of public officials and officers of the Company, in each case without having independently verified the accuracy or completeness thereof.

            Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

            1. Each of HM and the HM Insurance Subsidiaries incorporated in California and Texas is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the full corporate power and authority to conduct its business as currently being conducted and to execute and deliver the Transaction Agreements to which it is a party, and to perform its obligations under, and to consummate the transactions contemplated by, the Transaction Agreements to which it is a party, including, without limitation, the delivery of the Preferred Shares pursuant to the exercise of the Securities Issuance Option.

            2. The execution and delivery of the Transaction Agreements to which it is a party by the Company, and the performance of the Company under such Transaction Agreements, is not in violation of any applicable law, any provision of the Company or HM's Insurance Subsidiaries' organizational documents or, to our knowledge, any order or judgment of any court or other government agency applicable to the Company or any of its assets or subsidiary or affiliated companies, to the extent that any such order or judgment would have a material adverse effect on the rights and privileges of Option Writer under the Agreement, or to our knowledge any contractual restriction binding upon or affecting the Company of any of its assets or subsidiary or affiliated companies. To our knowledge, the Company and the HM Insurance Subsidiaries, as applicable, have complied, in all material respects, with all representations, warranties, covenants and agreements contained in any Transaction Agreements.

            3. All governmental and other consents (including without limitation approvals under the Federal securities laws) that are required to have been obtained by the Company with respect to the execution and delivery of the Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

            4. The execution of the Transaction Agreements to which it is a party have been duly authorized by all necessary corporate action of the Company, and such Transaction Agreements (a) have been duly executed and delivered by the Company, (b) constitute legal, valid and binding obligations of the Company and (c) are enforceable against the Company in accordance with their terms.

            5. To our knowledge, there is not pending or threatened against the Company or any of its subsidiaries or affiliates any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator or mediator that would reasonably be expected to materially and adversely affect the legality, validity and enforceability of the Transaction Agreements against the Company or materially adversely affect the financial condition of the Company or any of the HM Insurance Subsidiaries.

            6. The Company has ___________ authorized Preferred Shares, and such Preferred Shares, when issued pursuant to the exercise of the Securities Issuance Option, shall, upon delivery of payment therefor, be validly issued, fully paid and non-assessable. Upon issuance pursuant to the Agreement, the Preferred Shares shall be free and clear of any lien, encumbrance or other restriction (other than as set forth in the Transaction Agreements), and upon delivery of and payment for the Preferred Shares as provided in the Agreement, Option Writer will acquire good title to the Preferred Shares purchased under this Agreement, free and clear of any lien, encumbrance or other restriction (other than as set forth in the Transaction Agreements).

            7. The shares of HM Common Stock into which the Preferred Shares may be converted, as set forth in the Certificate of Designations, shall, upon issuance pursuant to such conversion, be validly issued, fully paid and non-assessable. Such shares of HM Common Stock shall be free and clear of any lien, encumbrance or other restriction (other than as set forth in the Transaction Agreements), and upon conversion as provided in the Certificate of Designations, Option Writer will acquire good title to the requisite number of shares of HM Common Stock, free and clear of any lien, encumbrance or other restriction (other than as set forth in the Transaction Agreements). Such shares of HM Common Stock shall be subject to the Registration Rights Agreement.

               8. To our knowledge, except for the Agreement, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Company any authorized but unissued, unauthorized or treasury shares of the Preferred Shares.

               9. To our knowledge, the Company and the HM Insurance Subsidiaries incorporated in California and Texas have all requisite licenses, permits and authority (collectively, "Licenses") that are necessary for the conduct of their respective insurance and other businesses, if any, such Licenses are in full force and effect and no proceeding is pending or threatened to suspend, revoke or limit any License which is material to the operations of any such insurance company.

               10. To our knowledge, neither the Company nor any HM Insurance Subsidiary (a) is the subject of any voluntary or involuntary petition under any bankruptcy, insolvency or similar law affecting creditors generally, (b) is the subject of any liquidation, transformation or rehabilitation proceeding or (c) has had a receiver or similar person or entity appointed for any of its property.

               Each of the opinions set forth above is subject to the following exceptions, qualifications, limitations and assumptions:

               (a) Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar state or federal laws affecting enforcement of debtors' and creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers and of laws affecting distributions by corporations to stockholders.

               (b) Our opinions are subject to the application of general principles of equity, whether considered in a case or proceeding at law or in equity, including, without limitation, concepts of materiality, reasonableness, commercial reasonableness, good faith and fair dealing. Without limitation, we express no opinion as to the availability of specific performance, injunctive relief or other equitable relief as a remedy for noncompliance with any of the terms of the Transaction Agreements.

               (c) We express no opinion as to the legality, validity, binding effect or enforceability (whether according to its terms or otherwise) of any provisions of any Transaction Agreement to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

           (d) We express no opinion as to the legality, validity, binding effect or enforceability of any waiver (whether or not stated as such) under the Transaction Agreements, or any consent thereunder relating to any presently existing, unknown or future rights or the rights of any party thereto existing or duties owing to it, as a matter of law. We express no opinion as to the effectiveness of any waiver or consent contained in the Transaction Agreements that is broadly or vaguely stated or does not describe the right or duty purportedly waived or to which such consent relates with reasonable specificity. Without limitation, we express no opinion as to any provision of any Transaction Agreement waiving the right to object to venue in any court or waiving the right to jury trial.

           This opinion is limited to the effect of the present laws of the States of New York, California and Texas and the United States of America and, to the limited extent set forth below, the General Corporation Law of the State of Delaware. Although we are not admitted to practice in the State of Delaware, we are generally familiar with the General Corporation Law of the State of Delaware as presently in effect and have made such inquiries as we consider necessary to render our opinions expressed in Paragraphs 1 through 7 hereof. In rendering this opinion, we assume no obligation to revise or supplement this opinion in the event of future changes in the present laws, or the interpretation thereof, or the present facts relevant to the transaction contemplated by the Agreement.

           This opinion is rendered to Option Writer in connection with the Agreement and may not be relied upon by any person other than Option Writer or by Option Writer in any other context. This opinion may not be quoted without the prior written consent of this Firm or furnished to any other person or entity without the prior written consent of this Firm, provided that Option Writer may provide copies of this opinion to regulatory authorities should they so request or in connection with their normal examinations or to the independent auditors and attorneys of Option Writer.

                                         Very truly yours,

                  [Form of Opinion of General Counsel of HMEC]

Swiss Re Financial Products Corporation
55 East 52nd Street
New York, NY 10055

           Re: Catastrophe Equity Securities Issuance Option and Reinsurance Option Agreement dated as of May 7, 2002 (the "Agreement") between Option Writer and Horace Mann Educators Corporation, a Delaware corporation (the "Company").

Ladies and Gentlemen:

           I am the General Counsel of the Company and am familiar with the Agreement. Capitalized terms used in this opinion and not otherwise defined shall have the meanings assigned to them in the Agreement.

           In rendering this opinion, I have examined originals or copies certified or otherwise identified to my satisfaction as being true copies of the documents and instruments relevant to my opinion.

           I have, with your permission, assumed, without independent investigation or inquiry with respect to any matter, that: the signatures on all documents examined by me are genuine, all individuals executing such documents had all requisite legal capacity (except in the case of documents signed on behalf of the Company) and competency and were duly authorized (except in the case of documents signed on behalf of the Company), the documents submitted to me as originals are authentic and the documents submitted to me as certified or reproduction copies conform to the originals.

           Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

           1. Each of the HM Insurance Subsidiaries incorporated in Illinois and Arizona is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the full corporate power and authority to conduct its business as currently being conducted and to execute and deliver the Transaction Agreements to which it is a party, and to perform its obligations under, and to consummate the transactions contemplated by, the Transaction Agreements to which it is a party.

           2. The execution and delivery of the Transaction Agreements to which it is a party by the Company, and the performance of the Company under such Transaction Agreements, is not in violation of any applicable law, any provision of the Company or HM's Insurance Subsidiaries' organizational documents or any order or judgment of any court or other government agency applicable to the Company or any of its assets or subsidiary or affiliated companies, to the extent that any such order or judgment would have a material adverse effect on the rights and privileges of Option Writer under the Agreement, or any contractual restriction binding upon or affecting the Company of any of its assets or subsidiary or affiliated companies.

The Company and the HM Insurance Subsidiaries, as applicable, have complied, in all material respects, with all representations, warranties, covenants and agreements contained in any Transaction Agreements.

           3. All governmental and other consents that are required to have been obtained by the Company with respect to the execution and delivery of the Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

           4. There is not pending or threatened against the Company or any of its subsidiaries or affiliates any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator or mediator that would reasonably be expected to materially and adversely affect the legality, validity and enforceability of the Transaction Agreements against the Company or materially adversely affect the financial condition of the Company or any of the HM Insurance Subsidiaries.

           5. Except for the Agreement, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Company any authorized but unissued, unauthorized or treasury shares of the Preferred Shares.

           6. The Company and the HM Insurance Subsidiaries have all requisite licenses, permits and authority (collectively, "Licenses") that are necessary for the conduct of their respective insurance and other businesses, if any, such Licenses are in full force and effect and no proceeding is pending or threatened to suspend, revoke or limit any License which is material to the operations of any such insurance company.

           7. Neither the Company nor any HM Insurance Subsidiary (a) is the subject of any voluntary or involuntary petition under any bankruptcy, insolvency or similar law affecting creditors generally, (b) is the subject of any liquidation, transformation or rehabilitation proceeding or (c) has had a receiver or similar person or entity appointed for any of its property.

           8. All regulatory filings made by the Company and the HM Insurance Subsidiaries with the SEC and with applicable insurance regulatory authorities for the past five years, at the time of filing, (a) in the case of filings with the SEC, were all filings required by law and did not contain any material misstatements or omissions and (b) in the case of filings with applicable insurance regulatory authorities, were appropriately responsive to, and in compliance with, the applicable insurance regulatory requirements in all material respects.

           This opinion is limited to the effect of the present laws of the States of Illinois and Arizona, and as to Arizona law, I have relied entirely on a back-up opinion to me from Arizona counsel to the Company. In rendering this opinion, I assume no obligation to revise or supplement this opinion in the event of future changes in the present laws, or the interpretation thereof, or the present facts relevant to the transaction contemplated by the Agreement.

           This opinion is rendered to Option Writer in connection with the Agreement and may not be relied upon by any person other than Option Writer or by Option Writer in any other context. This opinion may not be quoted without my prior written consent or furnished to any other person or entity without my prior written consent, provided that Option Writer may provide copies of this opinion to regulatory authorities should they so request or in connection with their normal examinations or to the independent auditors and attorneys of Option Writer.

                                            Very truly yours,

                                  SCHEDULE 6.2

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of May 7, 2002, between Horace Mann Educators Corporation, a Delaware corporation (the "Company") and Swiss Re Financial Products Corporation, a Delaware corporation ("Option Writer").

     1. Background. Pursuant to a Catastrophe Equity Securities Issuance Option and Reinsurance Option Agreement, dated as of the date hereof, between the Company and Option Writer (the "Option Agreement"), Option Writer may acquire shares of the Company's Series A Cumulative Convertible Preferred Stock, par value US$0.001 per share (the "Preferred Stock"). The number of shares of Preferred Stock to be acquired by Option Writer, if any, will be determined in accordance with applicable provisions of the Option Agreement. The shares of Preferred Stock outstanding from time to time are referred to in this Agreement as the "Preferred Shares." The Preferred Stock will, when issued, be convertible, subject to certain conditions, into shares of the Company's common stock, par value $0.001 per share ("Common Stock"), all as set forth in the Certificate of Designations for the Preferred Stock (the "Certificate of Designations"). Pursuant to the Option Agreement, the Company has agreed to enter into this Agreement granting to the holders of the Preferred Shares the right to register the Registrable Securities (hereinafter defined) upon the terms and subject to the conditions set forth in this Agreement.

     2. Definitions. As used in this Agreement, the following terms have the following respective meanings:

     "Additional Securities" has the meaning ascribed thereto in Section 3.1(b).

     "Affiliate" of a Person means any other Person that is controlled by, controls, or is under common control with such Person.

     "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or Zurich, Switzerland are not required to be open.

     "Certificate of Designations" is defined in Section 1.

     "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act.

     "Common Stock" is defined in Section 1.

     "Company" means Horace Mann Educators Corporation, a Delaware corporation.

     "Conversion Shares" means the shares of Common Stock issued or issuable upon conversion of the Preferred Stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Initiating Holder" is defined in Section 3.1(a).

     "Minimum Period" is defined in Section 3.3(b).

     "Option Agreement" is defined in Section 1.

     "Option Writer" means Swiss Re Financial Products Corporation, a Delaware corporation.

     "Other Securities" is defined in Section 3.2(b)

     "Person" means a corporation, association, partnership, limited liability company, organization, business, individual, governmental or political agency or other entity.

     "Preferred Shares" is defined in Section 1.

     "Preferred Stock" is defined in Section 1.

     "Registrable Securities" means (i) any Conversion Shares, (ii) any Preferred Shares which a holder is unable to convert into Conversion Shares due to a lack of approval, from the appropriate state insurance commissioner, of any applicable insurance regulatory filing necessary for such conversion, and (iii) any other securities which may be included as Registrable Securities as set forth in Section 6.13 of the Option Agreement. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement (b) they shall have been sold as permitted by Rule 144 under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been properly delivered by the Company and subsequent public distribution of them shall not, in the reasonable opinion of counsel to the Company, require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding.

     "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 3, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws (including related counsel fees), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national marked system on which such securities are to be listed, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letter required by or incident to such performance and compliance, fees of transfer agents any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions with respect to the Registrable Securities), but excluding any fees or expenses of counsel to any holders. Notwithstanding the foregoing, in the event the Company shall determine, in accordance with Section 3.2, not to register any securities with respect to which it had given written notice of its intention to so register to holders of Registrable Securities, all of the costs of the type (and subject to any limitation to the extent) set forth in this definition and incurred by Requesting Holders in connection with such registration on or prior to the date the Company notifies the Requesting Holders of such determination shall be deemed Registration Expenses.

     "Registration Rights Holder" is defined in Section 3.1(b).

     "Requesting Holder" is defined in Section 3.2(a).

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of counsel to Selling Holders.

     "Selling Holder" is defined in Section 3.1(a)(ii).

     "Significant Subsidiary" is defined under Rule 1-02(w) of Regulation S-X promulgated under the Securities Act and the Exchange Act.

     "Trading Day" means a date on which the New York Stock Exchange (or, if different, the principal national securities exchange on which the Common Stock is listed or admitted to trading) is open for the transaction of business.

     "Value" is defined in Section 3.1(a).

     3.  Registration Under the Securities Act.

         3.1  Registration on Request.

              (a) Request. Subject to Section 3.9, upon the written request of one or more holders (the "Initiating Holders") of Registrable Securities, representing not less than US$25,000,000 of the Registrable Securities (or such lesser amount of Registrable Securities as set forth in Section 3.1(g)(ii) below) based on the market value of such Registrable Securities at the time of the request (with Preferred Shares valued on an as converted basis) (the "Value"), that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities, the Company shall promptly give written notice of such requested registration to all registered holders of Registrable Securities, and the Company will use its commercially reasonable efforts to effect, as early as practicable, the registration under the Securities Act of

               (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders, and

               (ii) all other Registrable Securities which the Company has been requested to register by holders of Registrable Securities (such holders together with the Initiating Holders are referred to in this Agreement as the "Selling Holders") by written notice to the Company, within thirty (30) days after the receipt of such written notice by the Company, all to the extent requisite to permit the disposition of the Registrable Securities to be registered in such manner, subject to Section 3.1(d) below.

          (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 3.1 in connection with an offering and sale of Registrable Securities by one or more Selling Holders of Registrable Securities, subject to the following sentence and Section 3.1(f) below, (i) any Person other than a Selling Holder who holds registration rights with respect to securities of the Company (each, a "Registration Rights Holder"), shall have the right to include, to the extent provided in the relevant agreement between the Company and the Registration Rights Holder, in the registration made pursuant to this Section 3.1 the securities held by the Registration Rights Holders to which such registration rights relate, and (ii) the Company shall have the right to include in the registration made pursuant to this Section 3.1 securities to be issued by the Company (the securities for which Registration Rights Holders and the Company can so require registration are referred to in this Agreement as "Additional Securities"). No Additional Securities, however, shall be included among the securities covered by the registration made pursuant to this Section 3.1 if, in case of an underwritten offering, the managing underwriter of such offering shall have advised the Company and any Registration Rights Holder seeking to have Additional Securities covered by such registration in writing that the inclusion of such Additional Securities would adversely affect such offering, in which case the number of Additional Securities included in such registration shall be limited to the number that will not, in the judgment of the managing underwriter, adversely affect the offering (such limited number to be allocated promptly (so as not to interfere with the timing of the offering) between the Company and the affected Registration Rights Holders as the Company shall determine).

          (c) Registration Statement Form. Registrations under this Section 3.1 shall be on an appropriate registration form of the Commission, as reasonably determined by the Company.

          (d) Effective Registration Statement. A registration requested pursuant to this Section 3.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act until the Minimum Period has been completed, (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and has not subsequently become effective or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of Selling Holders.

          (e)  Selection of Underwriters. All registrations pursuant to this
Section 3.1 shall involve underwritten securities offerings. The underwriter or underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the Company.

          (f) Priority in Requested Registration. If the managing underwriter of any underwritten offering shall advise the Company in writing (with a copy to each Selling Holder of Registrable Securities requesting registration) that, in its opinion, the number or type of securities requested to be included in such registration (including any Additional Securities requested to be included pursuant to Section 3.1(b)) is a number or type which would adversely affect such offering (including, but not limited to, the price offered), then the Company shall include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Selling Holders requesting such registration on the basis of the percentage of the Registrable Securities of such Selling Holders requested so to be registered. In connection with any such registration to which this Section 3.1(f) is applicable, no securities other than Registrable Securities shall be covered by such registration unless all Registrable Securities requested to be included in such registration are so included. If all of the Registrable Securities requested by the Initiating Holder to be included in such registration cannot be included as provided in the first sentence of this Section 3.1(f), the Company shall so notify the Initiating Holder and the Initiating Holder shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days after receipt of notice thereof by the Company and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders are entitled pursuant to Section
3.1 hereof (thereby allowing such holders to make a demand for registration pursuant to Section 3.1 at another time).

          (g) Limitations on Registration on Request. Notwithstanding anything in this Section 3.1 to the contrary, in no event will the Company be required to
(i) effect more than five registrations pursuant to this Section 3.1, (subject to the last sentence of Section 3.1(f) and 3.6(b)), it being understood that Initiating Holders are entitled to one registration for each issuance of Registrable Securities and up to two additional conditional registrations as set forth below in this Section 3.1(g), (ii) effect a registration in which the aggregate amount of Registrable Securities has a Value less than US$25,000,000, unless the Value of Registrable Securities outstanding is less than US$25,000,000 in which case the Company shall be obligated to effect one and only one registration of no less than US$5,000,000 in Value of Registrable Securities pursuant to this Section 3.1, subject to the other provisions hereof, unless less than US$5,000,000 in Value of Registrable Securities remain outstanding due to a prior partial redemption of Registrable Securities by the Company, in which case such $5,000,000 minimum shall not apply, or (iii) file a registration statement pursuant to this Section 3.1 within the twelve-month period occurring immediately subsequent to the effectiveness (within the meaning of Section 3.1(d)) of a registration statement filed pursuant to this Section 3.1 or pursuant to Section 3.2. The conditions to any second and third registrations under this Section 3.1 are as follows:

               (A) Selling Holders shall be entitled to a second registration if, at the time immediately preceding a sale in the first registration, such Selling Holders either (i) hold Preferred Shares which on an as converted basis would cause them, without giving effect to any other holdings of Common Stock acquired other than upon conversion of Preferred Shares, to hold an ownership interest in the Company of greater than 33 1/3% based on market capitalization or (ii) stand to receive, in a sale of Registrable Securities pursuant to such registration, gross proceeds of less than 95% of the Option Writer's cost basis in such Registrable Securities (which cost basis shall include the amount paid by Option Writer for the relevant Preferred Shares, plus accrued but unpaid dividends thereon). Notwithstanding the foregoing, in the first registration (unless clause (A)(ii) above applies, in which case the holders can withdraw from such first registration), the Selling Holders shall be obligated to sell Registrable Securities with an aggregate value of at least 1/3 of the aggregate value of the outstanding Preferred Shares (valued on an as converted basis) and Common Stock issued upon conversion of Preferred Shares.

               (B) Selling Holders shall be entitled to a third registration if, at the time immediately preceding a sale in the second registration, such Selling Holders either (i) hold Preferred Shares which on an as converted basis would cause them, without giving effect to any other holdings of Common Stock acquired other than upon conversion of Preferred Shares, to hold an ownership interest in the Company of greater than 33 1/3% based on market capitalization or (ii) stand to receive, in a sale of Registrable Securities pursuant to such registration, gross proceeds of less than 90% of the Option Writer's cost basis in such Registrable Securities (which cost basis shall include the amount paid by Option Writer for the relevant Preferred Shares, plus accrued but unpaid dividends thereon). Notwithstanding the foregoing, in the second registration (unless clause (B)(ii) above applies, in which case the Selling Holders can withdraw from such second registration), the Selling Holders shall be obligated to sell Registrable Securities with an aggregate value of at least 1/3 of the aggregate value of the outstanding Preferred Shares (valued on an as converted basis) and Common Stock issued upon conversion of Preferred Shares.

               (C) In any third registration, the Selling Holders shall be obligated to (i) sell all of the Common Stock that they then hold, (ii) convert all of the Preferred Shares that they then hold into Common Stock and sell such Common Stock (unless such Preferred Shares cannot be converted as set forth in the definition of Registrable Securities above, in which case clause (C)(iii) below applies), (iii) sell all of the Preferred Shares that they then hold which cannot be converted and must therefore be registered in accordance with the definition of Registrable Securities above and (iv) sell all other securities that they then hold pursuant to Section 6.13 of the Option Agreement.

     3.2 Incidental Registration.

         (a) Right to Include Registrable Securities. Subject to Section 3.9, if the Company at any time proposes to register any of its securities under the Securities Act by registration on any form other than Forms S-4 or S-8 (or any successor forms), whether or not for sale for its own account, it shall, each such time give prompt written notice to all registered holders of Registrable Securities of its intention to do so and of such holders' rights under this
Section 3.2. Upon the written request of any such holder (a "Requesting Holder") made as promptly as practicable and in any event within seven (7) Business Days after the receipt of any such notice (five (5) Business Days if the Company states in such written notice or gives telephonic notice to all registered holders of Registrable Securities, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder, the Company shall, subject to Section 3.9, use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof, provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 3.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such securities. Other than as provided in Section 3.1, no registration effected under this Section 3.2 shall relieve the Company of its obligation to effect any registration upon request under Section 3.1. Any Requesting Holder of Registrable Securities may elect, in writing not less than five (5) Business Days prior to the effective date of such registration statement, not to register such Registrable Securities in connection with such registration.

         (b) Priority in Incidental Registrations. If the managing underwriter of any underwritten offering shall advise the Company in writing (with a copy to each Requesting Holder) that, in its opinion, the number or type of Registrable Securities requested to be included in such registration would adversely affect such offering, then the Company shall, subject to any relevant agreements between the Company and Registration Rights Holders, include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, second, such Registrable Securities and other securities of the Company with respect to which the holders thereof have the right to require the Company to register such securities in connection with any registration of securities to be offered by the Company ("Other Securities") requested to be included in such registration, such Registrable Securities and Other Securities to be included in such registration pro rata on the basis of the estimated gross proceeds from the sale thereof, and third, any other securities of the Company requested to be included in such registration. Requesting Holders who become subject to a reduction pursuant to this Section 3.2(b) in the amount of Registrable Securities to be included in a registration statement may elect not to sell such Registrable Securities in connection with such registration statement. There shall be no limit on the number or registrations that may be requested pursuant to this Section 3.2.

           (c) Limitations on Incidental Registrations. Notwithstanding anything in this Section 3.2 to the contrary, in no event will the Company be required to
(i) grant a request to include Registrable Securities in any "shelf' registration filed pursuant to Rule 415 under the Securities Act, or any successor rule, relating to the offering of debt securities by the Company, or
(ii) grant a request to include Registrable Securities in any registration unless the amount of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof (without giving effect to the application of the foregoing subsection (b)) is at least US$25,000,000 (or such lesser amount as described in Section 3.l(g)(ii)).

       3.3 Registration Procedures. If and whenever the Company is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 and 3.2, the Company shall as expeditiously as possible:

           (a) prepare and file with the Commission the requisite registration statement (within ninety (90) days after receipt of a request for registration from the requisite Initiating Holders under Section 3.1(a) above) to effect such registration and then use its commercially reasonable efforts to cause such registration statement to become and remain effective for the Minimum Period, provided, however, that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by the holders of a majority of the Registrable Securities requesting to be registered copies of all such documents proposed to be filed and provided further, however, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 3.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the applicable registration statement relating thereto;

           (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all such Registrable Securities, provided that such period shall not exceed ninety (90) days (such period being referred to in this Agreement as the "Minimum Period");

           (c) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and of each such amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference therein), such number of copies of the prospectus contained in such registration statement and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

           (d) use its commercially reasonable efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States when an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request in writing, (ii) to keep such registration or qualification in effect for the Minimum Period and (iii) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it would not, but for the requirements of this Section 3.3(d), be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

           (e) use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other Federal or state governmental agencies or authorities as may be necessary to enable the seller or sellers of such Registrable Securities to consummate the disposition of such Registrable Securities;

           (f) in the case of an underwritten or "best efforts" offering, furnish at the effective date of such registration statement to each Selling Holder a photocopy, and such Person's underwriters, if any, a signed counterpart, of:

           (i) an opinion of counsel for the Company, dated the effective date of such registration statement and, if applicable, the date of the closing under the underwriting agreement, and

           (ii)a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities;

           (g) cause representatives of the Company to participate in any "road show" or "road shows" reasonably requested by any underwriter of an underwritten or "best efforts" offering of any Registrable Securities;

           (h) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish (subject to the proviso below) to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the prompt delivery of such a supplement to or amendment of such prospectus may be delayed by the Company pursuant to
Section 3.6 below.

           (i) use its commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any national securities exchange on which securities of the same class as those requested to be included in such registration statement are then listed (or, if such securities are not listed on a national securities exchange but are quoted on The Nasdaq Stock Market, to include such shares for quotation therein);

           (j) provide a transfer agent and registrar for all Registrable Securities to be registered under this Agreement, and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

           (k) enter into such agreements (including an underwriting agreement as provided below, if applicable) and take all such other actions reasonably requested in order to expedite and facilitate the disposition of the Registrable Securities to be registered;

           (1) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, including without limitation Section 11(a) of the Securities Act, and promptly furnish to each Selling Holder of Registrable Securities a copy of any amendment or supplement to the applicable registration statement or prospectus;

           (m) notify each seller of Registrable Securities and the managing underwriter or agent, and confirm the notice in writing (a) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (b) of the receipt of any comments from the Commission, (c) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information and (d) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus or of the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or of the institution or threatening of any proceedings for any such purposes;

           (n) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time;

           (o) cooperate with the sellers of Registrable Securities and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold, and enable such Registrable Securities to be in such denominations and registered in such names as such sellers or the managing underwriter or agent, if any, may reasonably request;

           (p) cause its subsidiaries and Affiliates to take all action necessary or advisable to effect the registration of the Registrable Securities contemplated hereby, including preparing the filing any required financial information; and

           (q) use its commercially reasonable efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities contemplated hereby.

           The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing in order to comply with Federal and applicable state securities laws.

           Each seller of Registrable Securities agrees, by requesting registration thereof, that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.3(h), such holder shall immediately discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.3(h) and, if so directed by the Company, shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

      3.4  Underwritten Offerings.

           (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to registrations requested under Section 3.1, the Company shall use commercially reasonable efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and the furnishing of an opinion of counsel and "cold comfort" letters from the Company's independent certified public accountants. The holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of, and shall be parties to, the underwriting agreement between the Company and such underwriters.

           (b) Incidental Underwritten Offerings. If the Company proposes to register any of its securities under the Securities Act as contemplated by
Section 3.2 and such securities are to be distributed by or through one or more underwriters, the Company shall, subject to Section 3.9, if requested by any Requesting Holder of Registrable Securities, use its commercially reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters.

Notwithstanding the foregoing provisions of this Section 3.4(b), the Company need not include any Registrable Securities of any such Requesting Holder in an underwritten offering of the Company's securities under the circumstances contemplated by Section 3.2(b) above.

        3.5 Preparation: Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel the opportunity to participate in the preparation of such registration statement, and, to the extent practicable, each amendment or supplement to such registration statement, and give each of them such access to its books and records, pertinent corporate documents and properties (to the extent customarily given to the underwriters of the Company's securities), such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

        3.6 Limitations, Conditions and Qualifications to Obligations under Registration Covenants. The obligations of the Company to use its commercially reasonable efforts to cause the Registrable Securities to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

           (a) The Company shall not be obligated to file any registration statement pursuant to Section 3.1 at any time if the Company would be required to include financial statements audited as of any date other than the end of its fiscal year.

                (b) The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 120 days) the filing, supplementing or amending or any registration statement otherwise required to be prepared and filed by it pursuant to Section 3.1 if the Company determines, in its reasonable judgment, that such registration and offering would interfere with, or require public disclosure of, any financing, acquisition, disposition, corporate reorganization or other transaction involving the Company or any of its Significant Subsidiaries, and promptly gives the holders of Registrable Securities requesting registration pursuant to Section 3.1 written notice of such determination and an approximation of the anticipated delay; provided, however, that after any exercise of its right to postpone the filing of a registration statement under this Section 3.6(b), the Company shall not, within 120 days of the expiration of any such postponement, exercise again its right of postponement under this Section 3.6(b). The Company shall notify the Selling Holders of the expiration of the period of delay. If the Company shall so postpone the filing of a registration statement, such holders of Registrable Securities requesting registration pursuant to Section 3.1 shall have the right to withdraw the request for registration by giving written notice to the Company within 15 days after receipt of the notice from the Company of the end of such delay and, in the event of such withdrawal, such request for registration to which holders of Registrable Securities are entitled pursuant to Section 3.1 shall not be considered a request for registration pursuant to Section 3.1 (thereby allowing such holders to make a demand for registration pursuant to Section 3.1 at another time).

           3.7  Indemnification and Contribution.

                (a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to Section 3, the Company shall, and hereby does, indemnify and hold harmless, to the full extent permitted by law, each seller of Registrable Securities covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, and their respective directors, officers, partners, members and agents, against any losses, claims, damages, liabilities and expenses whatsoever, as incurred, joint or several, to which such seller or underwriter or any such director, officer, partner, member, agent or controlling person may become subject under the Securities Act or otherwise including, without limitation, the reasonable fees and expenses paid in reasonable settlement of any litigation, or any investigation or proceeding by any government agency or body, commenced or threatened, or of any claim whatsoever, incurred in investigating, preparing or defending against any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of legal counsel (including those incurred in connection with any claim for indemnity hereunder), insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 3, any preliminary prospectus, summary prospectus or final prospectus contained therein, or any amendment or supplement thereof, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading or arise out of any violation or alleged violation by the Company of any Federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with such registration statement, and shall pay or reimburse each such seller or underwriter and each such director, officer, partner, member and controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case if and to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished by any such seller or underwriter and each such director, officer, partner, member and controlling Person as the case may be, in writing specifically for use in such registration statement, prospectus, amendment or supplement, and provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, member, agent or controlling person and shall survive the transfer of such securities by such seller.

           (b) In the event of a registration of any Registrable Securities under the Securities Act pursuant to Section 3, each seller of Registrable Securities under such registration, severally and not jointly, shall, and hereby does, indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made in reliance upon and in conformity with information pertaining to such seller of Registrable Securities furnished in writing to the Company by such seller of Registrable Securities specifically for use in such registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, and shall pay or reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or actions; provided, however, that (i) the liability of each seller of Registrable Securities under this
Section 3.7 shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by such seller of Registrable Securities under such registration statement bears to the total public offering price of all securities sold under such registration statement, but not in any event to exceed the net proceeds received by such seller of Registrable Securities for the sale of Registrable Securities covered by such registration statement, and (ii) no seller of Registrable Securities shall be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such seller of Registrable Securities, such consent not to be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

           (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 3.7(a) or (b), such indemnified party shall, if a claim is to be made against the indemnifying party, notify the indemnifying party in writing of such claim, but the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party other than under this Section 3.7 and shall only relieve it from any liability which it may have to such indemnified party under this Section 3.7 if and to the extent the indemnifying party is actually prejudiced by such failure. In case any such action shall be brought against any indemnified party and the indemnified party shall notify the indemnifying party of the commencement of that action, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense of that action with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense of that action, the indemnifying party shall not be liable to such indemnified party under this Section 3.7 for legal and other professional expenses subsequently incurred by such indemnified party in connection with the defense of that action other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses or rights available to the indemnified party (which have not been waived) which are in actual or potential conflict with those available to the indemnifying party, the indemnified party shall have the right to select one law firm to act as separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable fees and expenses of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. Upon the election by the indemnifying party to assume the defense of, or otherwise contest, such litigation, proceeding or other action, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such litigation, proceeding or action unless (x) the indemnified party shall have employed such counsel in connection with the assumption of legal defense or assertion of rights in accordance with the provision of the preceding sentence or (y) the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within twenty (20) days after receiving notice from the indemnified party stating that the indemnified party believes the indemnifying party has failed to take such steps, in which case the indemnified party may assume its own defense and the indemnifying party shall be liable for reimbursement of all legal and other expenses of the indemnified party as incurred by the indemnified party. The parties shall cooperate in any such defense and give each other full access to all information relevant to such defense. The indemnifying party shall not be obligated to indemnify any party for any settlement entered into without the indemnifying party's prior written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party, in the defense of any such claim or litigation against an indemnified party, shall consent to entry of any judgment or enter into any settlement which does not include an unconditional release by the claimant or plaintiff of such indemnified party from all liability in respect of such claim or litigation, unless such indemnified party shall otherwise consent in writing.

           (d) If the indemnification provided for in this Section 3.7 shall for any reason be held by a court to be unavailable to an indemnified party under Section 3.7(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 3.7(a) or (b), the indemnified party and the indemnifying party under Section 3.7(a) or (b) shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same, including those incurred in connection with any claim for indemnity hereunder), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such portion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement; provided, however, that for purposes of this clause (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount of proceeds received by such prospective sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this Section 3.7(d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

           (e) Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 3.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

           (f)   The indemnification and contribution required by this Section
3.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     3.8 Removal of Legends on Certificates. Following the registration of any Registrable Securities under the Securities Act and sales pursuant to such registration, the Company shall (a) furnish to each holder of Registrable Securities so registered and sold unlegended certificates representing ownership of the registered Registrable Securities, in such denominations as shall be requested, and (b) instruct the transfer agent to release any stop transfer orders with respect to such registered Registrable Securities.

     3.9   Conditions and Limitations on Registrations of Registrable
Securities.

           (a) The Company shall not be required to effect any registration of Registrable Securities pursuant to Section 3.2 if (i) it shall deliver to the holder or holders requesting such registration an opinion of reputable counsel to the effect that the Registrable Securities requested to be registered may be sold by such holder without restriction or limitation and without registration under the Securities Act, and (ii) the Company provides or has provided to the holders of such Registrable Securities certificates therefor which do not contain restrictive legends, as contemplated in Section 3.8.

           (b) The Company shall not be required to effect any registration of Registrable Securities pursuant to this Agreement, if (i) the holder can resell such Registrable Securities without restriction or limitation and without registration under the Securities Act, and (ii) the Company provides or has provided to the holders of such Registrable Securities certificates therefor which do not contain restrictive legends, as contemplated in Section 3.8.

     3.10 Expenses. All Registration Expenses, but not Selling Expenses, shall be borne by the Company.

     3.11 Rule 144 and 144A Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at times permit the sale of the Registrable Securities to the public or other Persons without registration, the Company, so long as it is required to file information with the Commission pursuant to the requirements of the Exchange Act (or any successor provision), shall:

           (a) make and keep public information available, as contemplated by Rule 144 under the Securities Act;

           (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to each holder of Registrable Securities promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 of the Securities Act and the Exchange Act, (ii) copies of all SEC filings made by the Company within the previous one (1) year period and any press releases issued by the Company since the date of the last such filing and (iii) only in the event that Company securities cease to be listed on a national securities exchange, copies of all Rule 144A information with respect to the Company.

         3.12 Market Stand-Off Agreement. If requested by the Company, each holder of Registrable Securities included in a registration statement hereunder shall not sell or otherwise transfer or dispose of any Conversion Shares or Preferred Shares or other securities of the Company held by it (other than those included in the registration) during the period specified by the managing underwriter or underwriters of the underwritten offer being made pursuant to such registration statement (which period shall not exceed seven days prior to and 180 days following the effective date of such registration statement), except as part of such registration, if and to the extent reasonably requested by such managing underwriter or underwriters, provided that all officers and directors of the Company, enter into similar agreements.

         The obligations described in this Section 3.12 shall not apply to a registration relating solely to employee benefit plans on S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-IS or similar forms which may be promulgated in the future. The Company may impose stop-transfer instructions with respect to securities subject to the restrictions in this
Section 3.12 until the end of such 180 day period.

     4. Voting Percentages. In determining whether a required percentage or amount of Registrable Securities has been met under this Agreement, the amount required shall be calculated on the basis of the aggregate value of outstanding Registrable Securities. For purposes of this Agreement, the value of each Conversion Share shall be the average closing market price per share of the Common Stock on the thirty (30) most recent Trading Days prior to the valuation date.

     5. Amendments and Waivers. This Agreement may be amended with the consent of the Company and holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities and the Company may take any action prohibited by this Agreement, or omit to perform any act required to be performed by it under this Agreement, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities. Each holder of any Registrable Securities at the time or subsequently outstanding shall be bound by any consent authorized by this
Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent, but such consent shall be effective only in the specific instance and for the specific purpose for which given.

     6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee or trustee for a beneficial owner, the beneficial owner may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     7. Notices. All notices or other communications required or permitted hereunder shall be given only in writing and only by personal delivery, registered or certified mail, return receipt requested, or overnight courier service, and shall be deemed given on the fifteenth day following the date when deposited in the mail, on the day following the date of delivery to a courier service (postage or charges prepaid) or when personally delivered, and addressed to the particular party to whom the notice is to be sent as follows:

         7.1 if to Option Writer, addressed in the manner set forth in the Option Agreement, or at such other address as Option Writer shall have furnished to the Company in writing;

         7.2 if to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

         7.3 if to the Company, addressed to it in the manner set forth in the Option Agreement or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

     8. Transfer of Registration Rights. Any holder of Registrable Securities may exercise the rights described in this Agreement subject to the terms and conditions of this Agreement.

     9. Successors and Assigns; Amendments; Entire Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by transferees of the Registrable Securities (and, with respect to the holders of Registrable Securities, subject to the provisions respecting the minimum percentage of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein) and the parties to this Agreement and their respective successors and assigns. The parties to this Agreement may amend this Agreement as provided in Section 5 without the consent of any other Person. This Agreement contains the entire agreement between the parties, and supersedes all prior agreements, written or oral, with respect to the matters addressed herein.

     10. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning of the respective sections or paragraphs to which they apply.

         11. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York (without regard to any choice of law or conflict of law rules that would cause the application of any laws or rules of any jurisdiction other than the State of New York).

         12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         13. Certain Agreements and Grants.

             13.1 The Company is not now a party to or otherwise bound by, any agreement or contract (whether written or oral) with respect to any of its securities which is inconsistent in any adverse respect with the registration rights granted by the Company pursuant to this Agreement.

             13.2 The Company shall not at any time during the effectiveness of this Agreement grant to any other person(s) any rights with respect to the registration of any securities of the Company which have priority or are inconsistent in any adverse respect with the registration rights granted by the Company pursuant to this Agreement.

         14. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the holders of Registrable Securities shall be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

Horace Mann Educators Corporation



By__________________________________

  Name:
  Title:

Swiss Re Financial Products Corporation



By__________________________________

  Name:
  Title:

                                    EXHIBIT A

Option Writer

Swiss Re Financial Products Corporation, a Delaware corporation

The contact information is:

Swiss Re Financial Products Corporation
55 East 52nd Street
New York, New York 10055
Attention: General Counsel
Telephone No.: 212-317-5400
Fax No.: 212-317-5450

With a copy to:

Swiss Re Financial Products Corporation
55 East 52nd Street
New York, New York 10055
Attention: Treasurer
Telephone No.: 212-317-5400
Fax No.: 212-317-5450

Reinsurance Option Writer

Swiss Reinsurance America Corporation, a New York corporation

The contact information is:

Swiss Reinsurance America Corporation
c/o Swiss Re Financial Products Corporation
55 East 52nd Street
New York, New York 10055
Attention: General Counsel
Telephone No.: 212-317-5400
Fax No.: 212-317-5450

With a copy to:

Swiss Reinsurance America Corporation
c/o Swiss Re Financial Products Corporation
55 East 52nd Street
New York, New York 10055
Attention: Treasurer
Telephone No.: 212-317-5400
Fax No.: 212-317-5450